Exhibit 10.19

STANDARD MODIFIED GROSS OFFICE LEASE

BETWEEN

PACIFIC SORRENTO MESA HOLDINGS, L.P.,

a California limited partnership,

and

PACIFIC STONECREST HOLDINGS, L.P.,

a California limited partnership,

as tenants in common

AS LANDLORD

AND

NET RESOURCES, INC.

a Canadian based Corporation,

d/b/a BakBone Software, Inc.

AS TENANT

☐ Landlord’s Original

☐ Tenant’s Original

☐ Tenant’s file copy (Discard upon full execution of Tenant’s original)

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12.2.1. Directory/Suite Signage	8
12.2.2. Single Tenant Floor	8
13. Rules, Regulations and Covenants	8
14. Early Access Insurance	8
15. Plate-Glass Insurance	8
16. Public Liability and Property Damage Insurance	8
17. Fire and Extended Coverage Insurance	8
18. Business Interruption Insurance	9
19. Insurance Generally	9
20. Waiver of Subrogation	9
21. Landlord’s Insurance	9
22. Personal Property Taxes	9
23. Alterations	9
24. Surrender of Premises and Holding Over	10
25. Default	10
26. Landlord’s Remedies	10
26.1. Continuation of Lease	11
26.2. Rent from Reletting	11
26.3. Termination of Tenant’s Right to Possession	11
26.4. Landlord’s Right to Cure Default	11
26.5. Enforcement of Costs	11
26.6. Interest and Late Charges	11
27. Payment of Rent by Cashier’s Check	11
28. Destruction	12
29. Condemnation	12
30. Assignment and Other Transfers	12
30.1. Restrictions on Transfer	12
30.2. Transfer Provisions Generally	12
30.3. Excess Rent and Recapture	13
31. Continued Development of Project	13
32. Intentionally Omitted	13
33. Access by Landlord	13
34. Landlord's Reserved Rights	14
35. Indemnity and Exemption of Landlord from Liability	14
36. Hazardous Substances	14
37. Prohibition Against Asbestos-Containing Materials	15
38. Security Measures	15
39. Subordination and Attornment	15
40. Estoppel Certificate	16
41. Waiver	16
42. Brokers	16
43. Easements	16
44. Limitations on Landlord’s Liability	16
45. Sale or Transfer of Premises	17
46. Quitclaim Deed	17
47. No Merger	17
48. Confidentiality	17
49. Miscellaneous	17

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STANDARD FORM

MODIFIED GROSS OFFICE LEASE

This Standard Form Modified Gross Office Lease (“Lease”) is entered into effective as of February 22, 2000, between AMERICAN ASSETS, INC., as Agent for PACIFIC SORRENTO MESA HOLDINGS, L.P., a California limited partnership, and PACIFIC STONECREST HOLDINGS, L.P., a California limited partnership, as tenants in common (“Landlord”), and NET RESOURCES INC., a Canadian based corporation, d/b/a BakBone Software, Inc. (“Tenant”), who agree as follows:

1. Agreement to Let. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the terms, provisions, and conditions contained in this Lease, those certain demised premises described in Paragraph 2.3, below (the “Premises”), consisting of a portion of that certain building described in Paragraph 2.2 below (the “Building”), which is a part of the Project (as defined in Paragraph 2.1, below), along with the non-exclusive right to use, in common with Landlord, Landlord’s invitees and licensees, and the other tenants and users of space within the Project, those portions of the Project intended for use by the tenants of the Project in common including, without limitation, the landscaped areas, passageways, walkways, hallways, parking areas, and driveways (the “Common Areas”). This Lease confers no rights, however, to the roof, exterior walls, or utility raceways of the Building nor rights to any other building which may now or in the future be located in the Project, nor with regard to either the subsurface of the land below the ground level of the Project or with regard to the air space above the ceiling of the Premises; provided, however, that Tenant shall have the limited right to access systems and equipment exclusively serving the Premises (for which Tenant has maintenance and repair responsibilities pursuant to Paragraph 10.1 below) that may be located on the roof, in exterior or demising walls, in utility raceways, in the airspaces above the ceiling of the Premises, or in any other portion of the Building or the Project, for the sole purpose of maintaining, repairing, and replacing such systems and equipment.

2. Principal Lease Provisions. The following are the Principal Lease Provisions of this Lease. Other portions of this Lease explain and define these Principal Lease Provisions in more detail and should be read in conjunction with this Paragraph. In the event of any conflict between the Principal Lease Provisions and the other portions of this Lease, the Principal Lease Provisions will control. (Terms shown in quotations are defined terms used elsewhere in this Lease)

2.1. “Project”: That certain office project sometimes referred to as Pacific Tower, located near the intersection of Pacific Heights Boulevard and Pacific Mesa Boulevard (see Exhibit “A”). At present, the Project includes only the Building and Common Areas; however, it is anticipated that in the future Landlord may develop additional buildings and improvements within the boundaries of the Project pursuant to Paragraph 2.1 of the attached Addendum, in which event, all references herein to the Project will include such additional buildings and improvements as well.

2.2. “Building”: That certain building whose mailing address is 10145 Pacific Heights Boulevard, San Diego, California 92121 (see Exhibit “A”). Currently, the Building is the only building in the Project.

2.3. “Premises”: Approximately 12,703 Rentable Square Feet of space on the west side of the 9th floor of the Building (see Exhibit “B”)

2.4. Rentable Area of the Premises: Approximately 12,703 Rentable Square Feet of space.

2.5. “Initial Lease Term”: 5 years (estimated, subject to Exhibit “C”) (beginning as of the Lease Commencement Date)

2.5.1. “Lease Commencement Date”: May 1, 2000 (estimated date; see Exhibit “C”)

2.5.2. “Initial Expiration Date”: April 30, 2005 (estimated date; see Exhibit “C”) (the Initial Expiration Date stated herein, even if adjusted pursuant to Exhibit “C”, must always be the last day of a calendar month)

2.5.3. Extension Rights: Yes ☒ No ☐ (subject to the terms and conditions of the attached Addendum No. 1)

2.6. “Rentable Area,” “Rentable Square Feet,” “Rentable Square Footage,” “Usable Area,” “Usable Square Feet,” and “Usable Square Footage” will be calculated under the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1C1996 (revised and adopted June 7, 1996) or successor standard(s), adopted by the Building Owners and Managers Association International (BOMA).

2.7. “Basic Monthly Rent”: $2.15 per Rentable Square Foot (subject to adjustment as provided in attached Addendum No. 1). Basic Monthly Rent shall always be due on or before the first day of the applicable month.

2.7.1. “Rent Commencement Date”: May 1, 2000; (estimated date; see Exhibit “C” and Addendum No. 1)

2.8. “Security Deposit”: $27,311.45 (an amount equal to first month’s Basic Monthly Rent). Tenant’s Security Deposit does not constitute last month’s rent. Last month’s rent must be separately paid by Tenant on or before the first day of the last month of the Lease Term.

2.9. “Base Year” The calendar year of 2000.

2.10. Guarantor: N/A (subject to the terms and conditions of the attached Addendum No. 2, if so provided).

2.11. Address for Landlord:	American Assets, Inc.
11455 El Camino Real, Suite 200
San Diego, CA 92130

2.12. Addresses for Tenant.	Legal Notice Address (following occupancy) : The Premises

Legal Notice Address (prior to occupancy):

Net Resources, Inc.
6046 Cornerstone Court, Suite 108
San Diego, CA 92121

cc:
Jeff Lawson, Esq.
350 7th Avenue SW
Suite 1400
Calgary, Alberta, Canada
T2P3N9

2.13. Permitted Uses By Tenant: General office use, research and development, and related uses, all of which uses must be consistent with the operation of a first class office building in the Sorrento Mesa area, and otherwise in compliance with the terms, provisions, and conditions of this Lease (the “Permitted Use”).

2.14. Building Standard Operating Hours:	Monday through Friday: 7:00 AM-7:00 PM
Saturday: 7:00 AM-1:00 PM
(excluding local, state, and federal holidays)
2.15. Permitted Trade Name: NET RESOURCES, d/b/a BakBone Software, Inc.
2.16. Participating Brokers:	Landlord’s Broker: Warren J. Arnett and Lynn LaChapelle John Burnham & Company
Tenant’s Broker: Bill Bacon and Michael Jordon CB Richard Ellis

2.17. Amounts Payable upon Lease Execution: $54,622.90 representing Security Deposit and first month’s Basic Monthly Rent.

3. Term. The term of this Lease (“Term”) shall commence on the “Lease Commencement Date”, as defined in the Principal Lease Provisions, and shall expire on the “Initial Expiration Date”, as defined in the Principal Lease Provisions, subject to (i) any modifications to such dates described in Exhibit ”C” to this Lease, (ii) any extension rights described in the Addendum to this Lease, and (iii) earlier termination, as provided in this Lease. The term “Expiration Date”, as used in this Lease shall mean the Initial Expiration Date, any earlier date upon which this Lease is terminated by Landlord, as provided below, or if the Term is extended, then any extended Term expiration date.

4. Delivery of Possession. On or before the Lease Commencement Date, Landlord, at its cost, shall have substantially completed the work, if any, required to be completed by Landlord prior to the delivery of the Premises to Tenant, as described in Exhibit ”C” to this Lease (the “Landlord’s Work”). For purposes of this Paragraph, the term “substantially complete” shall mean completed to such an extent that Tenant can commence its work, if any, to be undertaken by Tenant, as described in Exhibit ”C” to this Lease (the “Tenant’s Work”), without material delay or interference due to the completion of Landlord’s Work or if no such Tenant’s Work is to be undertaken, then such term shall mean completed to such an extent that the Landlord’s Work can be finally completed within 30 days and without material interference to Tenant’s occupancy and use of the Premises. If possession of the Premises (including, without limitation, substantial completion of the Landlord’s Work, if any) is not delivered to Tenant on or before the Lease Commencement Date stated in the Principal Lease Provisions, then Landlord shall not be liable for any damage caused by such delay, and such delay shall neither affect the validity of this Lease, affect Tenant’s obligations under this Lease, nor extend the Term. Tenant’s acceptance of possession of the Premises shall constitute Tenant’s acknowledgment that it has inspected the Premises, that Tenant accepts the Premises in its then “as is” condition, that the Premises comply with all applicable laws and ordinances, and that the Premises are in first-class condition and repair. Except for any items set forth on a written “punch-list” of excepted items delivered to Landlord upon the Lease Commencement Date, Tenant shall be deemed to have (i) acknowledged that Landlord’s Work has been substantially completed, (ii) accepted the Premises in its then as-is condition with no right to require Landlord to perform any additional work therein, except as set forth on the punch list, and (iii) waived any express or implied warranties regarding the condition of the Premises, including any implied warranties of fitness for a particular purpose or merchantability.

5. Use of Premises and Common Areas.

5.1. Permitted Use of Premises. Tenant may use the Premises for the Permitted Use specified in the Principal Lease Provisions and for no other use. Any change in the Permitted Use (or any change in Tenant’s trade name from the Permitted Trade Name identified in the Principal Lease Provisions) will require Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s reasonable discretion.

5.2. Compliance with Laws. Tenant shall comply with all laws concerning the Premises and/or Tenant’s use of the Premises, including without limitation the obligation at Tenant’s sole cost to alter, maintain, or restore the Premises in compliance with all applicable laws, even if such laws are enacted after the date of this Lease, even if compliance entails costs to Tenant of a substantial nature and even if compliance requires structural alterations. Such obligation to comply with laws shall include without limitation compliance with Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. 12181 et seq.) (the “ADA”). If Tenant’s use of the Premises results in the need for modifications or alterations to any portion of the Common Areas or the Project in order to comply with the ADA, then Tenant shall additionally be responsible for the cost of such modifications and alterations.

5.3. Condition During Periods of Non-Use; Recapture. During any period of time in which Tenant is not continuously using and occupying the Premises, Tenant shall take such measures as may be necessary or desirable, in Landlord’s reasonable opinion, to secure the Premises from break-ins and use by unauthorized persons, to minimize the appearance of non-use, and to otherwise maintain the interior and exterior portions of Tenant’s Premises, including all windows and doors, in first class condition and consistent with the manner in which the Premises were maintained during Tenant’s occupancy. During any period of time in which Tenant is not continuously using and occupying the Premises, Landlord may, at its election, by giving written notice (the “Non-Use Recapture Notice”) to Tenant, to recapture the Premises and terminate this Lease. If Landlord elects to exercise such right and delivers a Non-Use Recapture Notice to Tenant, this Lease shall automatically be deemed terminated as of the effective date stated in the Non-Use Recapture Notice, and Tenant shall surrender possession of the Premises as of such date (and any failure to do so shall constitute a default hereunder).

5.4. Use of Common Areas. Tenant’s use of the Common Areas shall at all times comply with the provisions of all rules and regulations regarding such use as Landlord may from time to time adopt. In no event shall the rights granted to Tenant to use the Common Areas include the right to store any property in the Common Areas, whether temporarily or permanently. Any property stored in the Common Areas may be removed by Landlord and disposed of, and the cost of such removal and disposal shall be payable by Tenant upon demand. Additionally, in no event may Tenant use any portion of the Common Areas for loading, unloading, or parking, except in those areas specifically designated by Landlord for such purposes, nor for any sidewalk sale or similar commercial purpose.

5.5. General Covenants and Limitations on Use. Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant’s use or Tenant’s failure to continuously use and occupy the Premises, Tenant shall pay to Landlord, within ten days after Landlord delivers to Tenant a notice of such increase, the amount of such increase. Furthermore, Tenant covenants and agrees that no noxious or unreasonably offensive activity shall be carried on, in or upon the Premises by Tenant or Tenant’s Invitees (as defined below), nor shall anything be done or kept in the Premises which may be or become a public nuisance or which may cause unreasonable embarrassment, disturbance, or annoyance to others in the Building, on the Project, or on adjacent or nearby property. To that end, Tenant additionally covenants and agrees that no light shall be emitted from the Premises which is unreasonably bright or causes unreasonable glare; no sounds shall be emitted from the Premises which are unreasonably loud or annoying; and no odor shall be emitted from the Premises which is or might be noxious or offensive to others in the Building, on the Project, or on adjacent or near-by property. Tenant shall not conduct or permit any “fire sale”, public auction, sidewalk sale, going out of business sale, employment fair, or other such event in or about the Premises or the Project. In addition, Tenant covenants and agrees that no unsightliness shall be permitted in the Premises which is visible from the Common Areas. Without limiting the generality of the foregoing, all equipment, objects, and conditions shall be kept enclosed within the Premises and screened from view; no refuse, scraps, debris, garbage, trash, bulk materials, or waste shall be kept, stored, or allowed to accumulate except as may be properly enclosed within appropriate containers in the Premises and promptly and properly disposed of; the Premises shall not be used for sleeping or washing clothes, nor shall the Premises be used for cooking (other than use of a microwave oven or toaster oven for uses typically used in office settings) or the preparation, manufacture, or mixing of anything that might emit any offensive odor or objectionable noises or lights onto the Project or nearby properties; and all pipes, wires, poles, antennas, and other facilities for utilities or the transmission or reception of audio or visual signals shall be kept and maintained enclosed within the Premises. Tenant shall be solely responsible for the timely removal of all refuse, scraps, debris, garbage, trash, bulk materials, or waste from the Premises and the deposit thereof in the trash containers or dumpsters located adjacent to the Building. Further, Tenant shall not keep or permit to be kept any bicycle, motorcycle, or other vehicle, nor any animal (excluding seeing-eye dogs), bird, reptile, or other exotic creature in the Premises. Neither Tenant nor Tenant’s Invitees shall do anything that will cause damage or waste to the Project. Neither the floor nor any other portion of the Premises shall be overloaded. No machinery, equipment, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate, or shake all or any part of the Project or be allowed to interfere with the equipment of any other tenant within the Project (or other property owned by Landlord or its affiliates), including, without limitation, interference with transmission and reception of telephone, television, radio, or similar signals. In the event of any breach of this Paragraph 5 by Tenant or Tenant’s Invitees, Landlord, at its election, may pay the cost of correcting such breach and Tenant shall immediately, upon demand, pay the reasonable cost thereof, plus a supervisory fee in the amount of ten percent (10%) of such cost.

6. Security Deposit. Upon the execution of this Lease, Tenant shall deposit with Landlord cash in the amount of the Security Deposit set forth in the Principal Lease Provisions (the “Security Deposit”), to secure the performance by Tenant of its obligations under this Lease, including without limitation Tenant’s obligations (i) to pay Basic Monthly Rent, Additional Rent, and (if applicable) Percentage Rent, (ii) to repair damages to the Premises and/or the Project caused by Tenant or Tenant’s agents, employees, contractors, licensees, and invitees (collectively, “Tenant’s Invitees”), (iii) to surrender the Premises in the condition required by Paragraph 24, and (iv) to remedy any other defaults by Tenant in the performance of any of its obligations under this Lease. If Tenant commits any default under this Lease, Landlord may, at its election, use the Security Deposit to cure such defaults, and to compensate Landlord for all damage suffered by Landlord from such defaults, including, without limitation, attorneys’ fees and costs incurred by Landlord. Upon demand by Landlord, Tenant shall promptly pay to Landlord a sum equal to any portion of the Security Deposit so used by Landlord, in order to maintain the Security Deposit in the amount set forth in the Principal Lease Provisions (subject to increase as set forth below). If the Basic Monthly Rent shall, from time to time, increase during the Term, then, upon demand by Landlord, Tenant shall deposit with Landlord cash in an amount necessary to increase the Security Deposit such that it shall at all times bear the same proportion to the then-current Basic Monthly Rent as the initial Security Deposit bears to the initial Basic Monthly Rent. Following the Expiration Date and within the time frame required by applicable law, Landlord shall deliver to Tenant, at Tenant’s last known address, any portion of the Security Deposit not used by Landlord, as provided in this Paragraph. Landlord may commingle the Security Deposit with Landlord’s other funds and Landlord shall not pay interest on such Security Deposit to Tenant.

7. Rent. Tenant shall pay to Landlord as minimum monthly rent, without deduction, setoff, prior notice, or demand, the Basic Monthly Rent described in the Principal Lease Provisions (subject to adjustment as provided in the attached Addendum), in advance, on or before the first day of each calendar month, beginning on the Rent Commencement Date and thereafter throughout the Term. If the Rent Commencement Date is other than the first day of a calendar month, then the Basic Monthly Rent payable by Tenant for the first month of the Term following the Rent Commencement Date (which first month’s rent shall be payable upon execution of this Lease) shall be prorated on the basis of the actual number of days during the Term occurring during the relevant month. Notwithstanding the foregoing, if Landlord is delayed in completion of Landlord’s Work due to any act or omission by Tenant or its agents, employees, contractors, or representatives, then in addition to the Basic Monthly Rent payable for the first month of the Term following the Rent Commencement Date, Tenant shall additionally pay to Landlord, upon the Rent Commencement Date, additional rent (at the rate of one-thirtieth of the Basic Monthly Rent per day) for the number of days of such delay. All “Rent” (which includes Basic Monthly Rent, and any items designated as “Additional Rent” hereunder) shall be paid to Landlord at the same address specified for notices to Landlord pursuant to the Principal Lease Provisions, as Landlord may change such address from time to time pursuant to the terms of this Lease. The Rentable Area of the Premises and the Building is, at Landlord’s election, subject to verification by Landlord’s space planner or architect. That verification shall be made in accordance with this Paragraph. Tenant’s space planner or architect may consult with Landlord’s space planner or architect regarding that verification. Verification of the Rentable Area of the Premises shall be done, if at all, within 90 days of the Lease Commencement Date. Verification of the Rentable Area of the Building may be accomplished within such 90-day period or at any time thereafter that there is a change to the Building necessitating such verification. If Landlord’s space planner or architect determines that the Rentable Area of the Premises or the Building is different from that stated in this Lease, all Rent that is based on that incorrect amount shall be modified in accordance with that determination. If that determination is made, it shall be confirmed in writing by Landlord to Tenant.

8. Additional Rent.

8.1. Additional Rent; Rent. In addition to paying the Basic Monthly Rent pursuant to Paragraphs 2.6 and 7 above, Tenant shall, commencing on the first day of the calendar year following the Base Year, pay as additional rent Tenant’s Share of the annual Direct Expenses (as defined below) that are in excess of the amount of Direct Expenses applicable to the Base Year (as defined below). That additional rent, together with other amounts of any kind (other than Basic Monthly Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as “Additional Rent.” Basic Monthly Rent and Additional Rent are collectively referred to in this Lease as “Rent.” Without limitation on other obligations of Tenant that survive the expiration of the Lease Term, Tenant’s obligations to pay the Additional Rent provided for in this Paragraph will survive the expiration of the Lease Term.

8.2. Definitions. The following definitions apply in this Paragraph (and elsewhere in this Lease):

8.2.1. Base Year. “Base Year” means the period defined as such in the Principal Lease Provisions.

8.2.2. Direct Expenses. “Direct Expenses” means the sum of Operating Expenses plus Tax Expenses (as such terms are defined below).

8.2.3. Expense Year. “Expense Year” means each calendar year in which any portion of the Lease Term falls, beginning with calendar year 2000 (which first Expense Year is also the Base Year), through and including the calendar year in which the Lease Term expires.

8.2.4. Operating Expenses. The term “Operating Expenses” means and refers to all expenses, costs, and amounts of every kind or nature that Landlord actually pays or incurs because of or in connection with the ownership, operation, management, maintenance, or repair of the Building and the Project. By way of illustration, Operating Expenses include, without limitation, the following amounts paid or incurred relative to the Project (a) the cost of providing and supplying utilities, (b) the cost of operating, managing, maintaining, and repairing the Project and all building systems, including without limitation utility, mechanical, HVAC, sanitary, storm drainage, and elevator systems, and the cost of Parking Area (as defined below) maintenance, repair, and restoration, including, without limitation, resurfacing, repainting, restriping, and cleaning, (c) the cost of supplies and tools and of equipment, maintenance, and service contracts in connection with the Project and the systems referenced in the preceding clause, (d) the cost of licenses, certificates, permits, and inspections required in connection with the operation of the Building (for example elevator permits and inspections), (e) the cost of contesting the validity or applicability of any government enactments that may affect the Operating Expenses, (f) costs incurred in connection with the implementation and operation of a parking or transportation management program or similar program, (g) Insurance Expenses (as defined below), (h) fees, charges, and other costs including management fees (or amounts in lieu of such fees), consulting fees, legal fees, and accounting fees of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, maintenance, and repair of the Project, (i) the cost of providing janitorial services, whether provided by Landlord’s personnel or by third parties, (j) wages, salaries, and other compensation and benefits of all persons engaged in the operation, maintenance, or security of the Project plus employer’s Social Security taxes, unemployment taxes, insurance, and any other taxes or payroll burden imposed on Landlord that may be levied on those wages, salaries, and other compensation and benefits, (k) amortization (including interest at a rate equal to the floating commercial loan rate announced from time to time by Bank of America as its reference rate plus four percentage points per annum) of the cost of acquiring or renting personal property used in the maintenance, repair, and operation of the Project, (l) any costs or expenses payable pursuant to the provisions of any reciprocal easement and maintenance agreement (or similar agreement) recorded against the Project either now or in the future including any owner’s association or similar fees, assessments, or dues presently or hereafter established for the Project, and (m) the cost of capital improvements or other similar expenses (other than those excluded below) which (1) are intended as a labor saving device or to effect other economies in the maintenance or operation of all or part of the Project, or (2) are required under any government law or regulation but that were not required as of the Commencement Date. All capital expenditures shall be amortized (including interest on the unamortized cost at the rate stated in clause (k), above) over their useful life, as reasonably determined by Landlord. With respect to clause (j) above, if any of Landlord’s employees provide services for more than one project, only the prorated portion of those employees’ wages, salaries, other compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Project shall be included in Operating Expenses.

8.2.5. Tenant’s Share. “Tenant’s Share” means a percentage which is calculated by multiplying the number of Rentable Square Feet of the Premises by 100 and dividing the product by the total Rentable Square Feet in the Project. If either the Premises, the Building, or the Project are expanded or reduced, Tenant’s Share shall be appropriately adjusted. Tenant’s Share for the Expense Year in which that change occurs shall be determined on the basis of the number of days during the Expense Year in which each such Tenant’s Share was in effect.

8.3. Adjustment of Operating Expenses. Operating Expenses shall be adjusted as follows:

8.3.1. Gross Up Adjustment When a Project is Less Than Fully Occupied. If the occupancy of the total Rentable Square Footage of completed buildings within the Project during any part of any Expense Year (including the Base Year) is less than 95%, Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Expense Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Project been 95% occupied. This amount shall be considered to have been the amount of Operating Expenses for that Expense Year. For purposes of this Paragraph 8.3, “variable components” include only those component expenses that are affected by variations in occupancy levels.

8.3.2. Adjustment When Landlord Adds Additional Buildings to the Project. If Landlord constructs additional buildings within the Project, Landlord shall make an appropriate adjustment to the Operating Expenses for the Base Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred for the Base Year if such building had been complete and 95% occupied (unless the actual percentage of occupancy is higher than 95%, in which case such higher percentage will be used) during the Base Year.

8.3.3. Adjustment When Landlord Does Not Furnish a Service to All Tenants. If, during any part of any Expense Year (including the Base Year), Landlord is not furnishing a particular service or work (the cost of which, if furnished by Landlord, would be included in Operating Expenses) to a tenant (other than Tenant) that has undertaken to perform such service or work in lieu of receiving it from Landlord, Operating Expenses for that Expense Year shall be considered to be increased by an amount equal to the additional Operating Expenses that Landlord would reasonably have incurred during such period if Landlord had furnished such service or work to that tenant.

8.3.4. Common Areas. Landlord may elect to partition/separate the Common Areas of the Project such that the Operating Costs associated with such partitioned Common Areas are allocated to particular buildings or parcels within the Project; provided, however, that such election does not increase Operating Costs associated with the Premises.

8.4. Tax Expenses.

8.4.1. Definition of Taxes and Tax Expenses. “Taxes” means the all federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind or nature, whether general, special, ordinary, or extraordinary. Taxes include taxes, fees, and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes, and taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant); personal property taxes imposed on the fixtures, machinery, equipment, apparatus, systems, and equipment; appurtenances; furniture; and other personal property used in connection with the Project. Notwithstanding the foregoing, the following shall be excluded from Taxes: (a) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state, and local income taxes, and other taxes applied or measured by Landlord’s general or net income (as opposed to rents, receipts, or income attributable to operations at the Building), (b) any items included as Operating Expenses, (c) personal property taxes attributable to property owned or installed by or for other tenants of the Project. “Tax Expenses” means the sum of all Taxes that are paid or incurred by Landlord because of or in connection with the ownership, leasing, and operation of the Project, (d) any environmental assessments, charges, or liens arising in connection with the remediation of Hazardous Materials (as defined below) from the Project, the causation of which arose prior to the Lease Commencement Date, or to the extent caused by Landlord or Landlord’s Invitees (as defined below), and (e) costs or fees (other than real estate taxes) payable in connection the right to further develop the Project.

8.4.2. Adjustment of Taxes. For purposes of this Lease, Tax Expenses for the Base Year shall be adjusted upon a reassessment of the Project resulting from the construction of a new building within the Project to increase the Base Year Tax Expenses amount by the amount of Tax Expenses attributable to such new building’s assessed value. Landlord specifically agrees that any gross receipts component of Tax Expenses for the Base Year and each subsequent year shall be calculated as if the buildings in the Project were one hundred percent (100%) occupied with rent paying tenants. Accordingly, during the portion of any Expense Year occurring after the Base Year, Tax Expenses shall be considered to be increased appropriately.

8.5. Calculation and Payment of Additional Rent. Tenant’s Share of any Direct Expenses for any Expense Year shall be calculated and paid as follows:

8.5.1. Calculation of Excess. If Tenant’s Share of Direct Expenses for any Expense Year ending or beginning within the Lease Term exceeds Tenant’s Share of the amount of Direct Expenses applicable to the Base Year, Tenant shall pay as Additional Rent to Landlord an amount equal to that excess, in the manner stated below.

8.5.2. Statement/Payment of Direct Expenses. Tenant shall pay to Landlord, on the first day of each calendar month during the Lease Term, commencing on the first day of the calendar year immediately following the Base Year, as Additional Rent, an amount (“Tenant’s Monthly Payment”) equal to one-twelfth of Tenant’s Share of the amount by which the Direct Expenses for such calendar year exceed the Base Year Direct Expenses (“Increased Direct Expenses”), as estimated by Landlord in the most recently delivered Estimated Statement (as defined below). Landlord intends to deliver to Tenant, prior to the commencement of each Expense Year during the Lease Term, a written statement (“Estimated Statement”) setting forth Landlord’s estimate of the Direct Expenses and Increased Direct Expenses allocable to the ensuing Expense Year, and Tenant’s Share of such Increased Direct Expenses. Landlord may, at its option, during any Expense Year, deliver to Tenant a revised Estimated Statement, revising Landlord’s estimate of the Direct Expenses and Increased Direct Expenses, in accordance with Landlord’s most current estimate. Within ninety (90) days after the end of each Expense Year during the Lease Term, Landlord intends to deliver to Tenant a written statement (“Actual Statement”) setting forth the actual Direct Expenses allocable to the preceding Expense Year. Tenant’s failure to object to Landlord regarding the contents of an Actual Statement, in writing, within 90 days after delivery to Tenant of such Actual Statement, shall constitute Tenant’s absolute and final acceptance and approval of the Actual Statement. If the sum of Tenant’s Monthly Payments actually paid by Tenant during any Expense Year exceeds Tenant’s Share of the actual Increased Direct Expenses allocable to such Expense Year, then such excess will be credited against future Tenant’s Monthly Payments, unless such Expense Year was the calendar year during which the Lease Expiration Date occurs (the “Last Calendar Year”), in which event either (i) such excess shall be credited against any monetary default of Tenant under this Lease, or (ii) if Tenant is not in default under this Lease, then Landlord shall (within the time frame for returning Tenant’s Security Deposit) pay to Tenant such excess. If the sum of Tenant’s Monthly Payments actually paid by Tenant during any Expense Year is less than Tenant’s Share of the actual Increased Direct Expenses allocable to such Expense Year, then Tenant shall, within ten days of delivery of the Actual Statement, pay to Landlord the amount of such deficiency. Landlord’s delay in delivering any Estimated Statement or Actual Statement will not release Tenant from its obligation to pay any Tenant’s Monthly Payment or any such excess upon receipt of the Estimated Statement or the Actual Statement, as the case may be. The references in this Paragraph to the actual Increased Direct Expenses allocable to a Expense Year, shall include, if such Expense Year is the Last Calendar Year, the actual Increased Direct Expenses allocable to the portion of such year prior to the Lease Expiration Date, calculated on a pro rata basis, without regard to the date of a particular expenditure.

8.6. Landlord’s Books and Records. If Tenant timely disputes the amount of Additional Rent stated in an Actual Statement, Tenant may, upon at least five business days notice to Landlord, request an opportunity to inspect Landlord’s records and supporting documentation regarding Additional Rent. Such inspection shall be at Tenant’s sole cost and expense and Landlord shall, at its election, either provide copies of such records and supporting documentation to Tenant or make such records and supporting documentation available to Tenant for its inspection at Landlord’s business office during normal business hours.

9. Utilities and Services. Subject to applicable government rules, regulations, and guidelines and the rules or actions of the public utility furnishing the service, Landlord shall provide (as an Operating Cost and part of the Direct Expenses) the following utilities and services:

9.1. Heating and Air Conditioning. Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises and the Common Areas of the Building, as reasonably determined by Landlord, during Building Standard Operating Hours.

9.2. Electricity. Landlord shall provide wiring, outlets, and systems sufficient to provide electrical current to the Premises for ordinary and customary office uses. In addition to the foregoing, Landlord shall replace lamps, starters, and ballasts for Building-standard lighting fixtures within the Premises upon Tenant’s request and at Landlord’s expense. Tenant shall replace lamps, starters, and ballasts for non Project-standard lighting fixtures within the Premises at Tenant’s sole expense.

9.3. Water. Landlord shall provide city water from the regular Building outlets for ordinary and customary drinking, lavatory, and toilet purposes.

9.4. Janitorial Service. Landlord shall provide five (5) day per week ordinary and customary, basic janitorial services in and about the Premises consistent with other first class office buildings in the vicinity of the Building. Landlord shall not be required to provide janitorial services to above Project-standard improvements installed in the Premises including but not limited to metallic trim, wood floor covering, glass panels, interior windows, kitchens, executive washrooms, or shower facilities. Any janitorial services required by Tenant and provided by Landlord in excess of such ordinary and customary, basic janitorial services shall be separately paid for by Tenant, as Additional Rent, within ten days of written demand.

9.5. Over-Standard Tenant Use. Tenant shall not exceed the rated capacity of the Building’s electrical and other utility systems. In the event of any damage or overloading to any of the Project’s systems caused by Tenant’s use thereof in excess of ordinary and customary usage for an office, Tenant shall be responsible for all costs and expenses incurred by Landlord as a result of such over-use. In addition, if Tenant requires any utilities or services described in this Paragraph in excess of the standard levels being provided by Landlord, or during hours other than Building Standard Operating Hours, Landlord shall have the right to impose reasonable restrictions on such usage and/or commercially reasonable charges therefor. The cost for after hours heating and air conditioning is estimated to be Twenty Five Dollars ($25.00) per hour, subject to increase over the Lease Term, including the Extension Term, if any.

9.6. Conduit and Wiring. Installation of all types of conduit and wiring exclusively serving the Premises, including but not limited to communications wiring, shall be subject to the requirements of Paragraph 23, below, Exhibit “C”, and the Landlord’s approval of the location, manner of installation, and the installing contractor. All such conduit and wiring shall, at Landlord’s option, become Landlord’s property upon the expiration of the Term. Upon the expiration of the Term, Landlord may elect to require Tenant to remove such conduit and wiring at Tenant’s expense and return the Premises and the Common Areas to their pre-existing condition. If Landlord constructs new or additional utility facilities, including without limitation wiring, plumbing, conduits, and/or mains, resulting from Tenant’s changed or increased utility requirements, Tenant shall on demand promptly pay to Landlord the total cost of such items.

9.7. Utilities Generally. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services) or for diminution in the quality or quantity of any service when the failure, delay, or diminution is entirely or partially caused by: (a) breakage, repairs, replacements, or improvements which is corrected within two (2) business days; (b) strike, lockout, or other labor trouble; (c) inability to secure electricity, gas, water, or other fuel at the Building despite reasonable efforts to do so; (d) accident or casualty; (e) act or default of Tenant or other parties other than Landlord; or (f) any other cause beyond Landlord’s reasonable control. Such failure, delay, or diminution shall not be considered to constitute an eviction or a disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except that Tenant shall be entitled to an equitable abatement of Rent for the period of such failure, delay, or diminution to the extent such failure, delay, or diminution is directly attributable to Landlord’s gross negligence or intentional misconduct and continues for more than two (2) business days after delivery of written notice of such failure, delay or diminution from Tenant to Landlord. Landlord shall not be liable under any circumstances for a loss of or injury to property or for injury to or interference with Tenant’s business, including loss of profits through, in connection with, or incidental to a failure to furnish any of the utilities or services under this Paragraph. Notwithstanding the foregoing, Landlord agrees to use reasonable efforts to promptly correct any such interruption of utilities or services. If any governmental authority having jurisdiction over the Project imposes mandatory controls, or suggests voluntary guidelines applicable to the Project, relating to the use or conservation of water, gas, electricity, power, or the reduction of automobile emissions, Landlord, at its sole discretion, may comply with such mandatory controls or voluntary guidelines and, accordingly, require Tenant to so comply. Landlord shall not be liable for damages to persons or property for any such reduction, nor shall such reduction in any way be construed as a partial eviction of Tenant, cause an abatement of rent, or operate to release Tenant from any of Tenant’s obligations under this Lease except that Tenant shall be entitled to an equitable abatement of Rent for the period of such failure, delay, or diminution to the extent such failure, delay, or diminution is directly attributable to Landlord’s gross negligence or intentional misconduct and continues for more than two (2) business days after delivery of written notice of such failure, delay or diminution from Tenant to Landlord.

10. Maintenance.

10.1. Tenant’s Duties. Tenant shall at its sole cost maintain, repair, replace, and repaint, all in first class condition, the interior of the Premises and any damage to the Premises or the Project resulting from the acts or omissions of Tenant or Tenant’s Invitees, including, without limitation, any damage to doors, windows, or the roof or damage relating to a roof penetration caused by Tenant or Tenant’s Invitees. Tenant shall maintain all communications conduit and wiring exclusively serving the Premises, whether in the Premises or not, regardless of the ownership of said conduit or wiring, subject to Landlord’s approval of Tenant’s maintenance/repair contractor. If Tenant fails to maintain, repair, replace, or repaint any portion of the Premises or the Project as provided above then Landlord may, at its election, maintain, repair, replace, or repaint any such portion of the Premises or the Project and Tenant shall promptly reimburse Landlord for Landlord’s actual cost thereof, plus a supervisory fee in the amount of ten percent (10%) of Landlord’s actual cost.

10.2. Landlord’s Duties. Landlord shall, as a part of the Direct Expenses, maintain, repair, replace, and repaint, all in good order and condition, consistent with first-class office buildings in the vicinity of the Building, the Common Areas and all portions of the interior and exterior of the Building, except to the extent of Tenant’s obligations as set forth in Paragraph 10.1, above. Landlord’s failure to perform its obligations set forth in the preceding sentence will not release Tenant of its obligations under this Lease, including without limitation Tenant’s obligation to pay Rent. Tenant waives the provisions of California Civil Code Section 1942 (or any successor statute), and any similar principals of law with respect to Landlord’s obligations for tenantability of the Premises and Tenant’s right to make repairs and deduct the expense of such repairs from rent.

11. Parking. Subject to the remaining provisions of this Paragraph, as long as Tenant is not in default under this Lease, Landlord grants to Tenant (for the benefit of Tenant and Tenant’s Invitees) the right to the non-exclusive use of the parking area within the boundaries of and serving the Project (the “Parking Area”). Tenant’s use of the Parking Area shall be subject to such rules as Landlord may, in its sole discretion, adopt from time to time with respect to the Parking Area, including without limitation (i) rules providing for the payment of charges or fees by users of the Parking Area (including without limitation Tenant) in order to reimburse Landlord for the expense of a parking attendant and/or an automated parking system or to comply with local taxes or fees and in such event the charges or fees shall be deemed Additional Rent, (ii) rules limiting tenants of the Project (including, without limitation, Tenant) to the use of, or excluding the use of, certain parking spaces or certain portions of the Parking Area, in order to maintain the availability of accessible parking spaces for clients, guests, and invitees of tenants of the Project, and (iii) rules limiting tenants of the Project (including without limitation Tenant) to the use of a restricted number of parking spaces or a restricted area. Notwithstanding anything to the contrary in this Paragraph, Landlord may, at its election, construct improvements upon or otherwise alter in any manner the Parking Area provided that Landlord makes reasonable amounts of parking available (or reasonable amounts of parking will remain available) to Tenant elsewhere on the Project, or within a reasonable distance from the Project. Landlord reserves the right to grant certain tenants in the Project the exclusive right to park in specified areas of the Parking Area, to the exclusion of all other tenants. Tenant acknowledges that the exercise of the rights reserved to Landlord under this Paragraph may result in a decrease in the number of parking spaces available to Tenant and Tenant’s Invitees, and no such decrease shall affect Tenant’s obligations under this Paragraph or entitle Tenant to any abatement of Rent.

12. Signs.

12.1. General Signage Conditions. Subject to Tenant’s signage rights under this paragraph, Landlord may at any time change the name of either or both of the Building and/or the Project and install, affix, and maintain all signs on the exterior and interior of the Building and other buildings within the Project as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not have or acquire any property right or interest in the name of the Building or

Project. Tenant may use the name of the Building or Project or pictures or illustrations of the Building or Project in advertising or other publicity during the Lease Term. Tenant may not place, construct, or maintain any sign, advertisement, awning, banner, or other exterior decoration (collectively, “sign”) in the Premises which is visible from the exterior of the Premises, or on the Building or any other portion of the Project without Landlord’s prior written consent. Any sign that Tenant is permitted by Landlord to place, construct, or maintain in the Premises or on the Building or the Project (including, specifically, those installed pursuant to Paragraph 12.2 below) must comply with Landlord’s sign criteria applicable to the Project, including, without limitation, criteria relating to size, color, shape, graphics, and location (collectively, the “Sign Criteria”), and shall comply with all applicable laws, ordinances, CC&R’s (or similar recorded instruments), rules, or regulations, and Tenant shall obtain any approvals required by such laws, ordinances, CC&R’s (or similar recorded instruments), rules, and regulations. Landlord makes no representation or warranty with respect to Tenant’s ability to obtain any such approval. Tenant shall, at Tenant’s sole cost, make any changes to any sign, in the Premises or on the Building as required by any new or revised applicable laws, ordinances, rules, or regulations. Tenant shall, additionally, maintain, repair, and replace all of Tenant’s signs (including, specifically, those installed pursuant to Paragraph 12.2 below) in first class condition (excluding any multi-tenant sign within the Project maintained by the Landlord).

12.2. Tenant’s Signage Rights. Subject to compliance with the requirements of Paragraph 12.1, above, Tenant is hereby granted the following signage rights in/on the Building and at the Project.

12.2.1. Directory/Suite Signage. Tenant shall be provided, at Landlord’s expense, with Project-standard lobby directory and suite signage identifying Tenant.

12.2.2. Single Tenant Floor. If at any time during the Term the Premises comprise or include an entire floor of the Building, Tenant may, at Tenant’s sole expense, install identification signs (including its logo) in the elevator lobby of the Premises, subject to the following requirements: (i) Tenant must obtain Landlord’s prior written approval for such signs, which Landlord may, in Landlord’s reasonable discretion, grant or deny; (ii) all signs must be in keeping with the quality, design, and style of the Building; and (iii) no such sign may be visible from the exterior of the Building.

13. Rules, Regulations and Covenants. Tenant shall (and shall cause Tenant’s Invitees to) observe faithfully and comply strictly with any reasonable, non-discriminatory rules and regulations which Landlord may from time to time adopt for the Project as well as any recorded CC&Rs (or like instruments) affecting the Premises or the Project, whether now existing or hereafter adopted or amended from time to time (all of the foregoing, collectively, “rules”). Landlord has no duty or obligation to enforce such rules against any other tenant, and Landlord will not be liable to Tenant for violation of any rule by any other tenant, or any other tenant’s agents, employees, officers, independent contractors, customers, invitees, visitors, or licensees. Tenant acknowledges that Landlord reserves the right, from time to time, to enter into leases or other agreements by which Landlord agrees to restrict the use of all or any portion of the Project (including the Premises) from certain uses. All such leases and other agreements, whether now existing or entered into in the future, shall be binding upon Tenant and in no event shall Tenant utilize the Premises for any use so prohibited.

14. Early Access Insurance. If prior to the Lease Commencement Date Tenant is planning to (and permitted by Landlord to) make any Alterations (as defined below) to the Premises, perform any of the Tenant’s Work, or enter into the Premises for purposes of installing furniture, fixtures, and equipment, then in addition to complying with the provisions of attached Exhibit “C”, (i) Tenant shall, at Tenant’s sole cost, prior to first entering onto the Project, obtain and thereafter at all times maintain (a) “Builder’s Risk” or “Course of Construction” insurance with respect to such work and the Premises, reasonably satisfactory to Landlord, and (b) all of the insurance to be maintained by Tenant during the Term, (ii) the provisions of the Paragraph in this Lease entitled “Indemnity and Exemption of Landlord from Liability” shall be operative, and (iii) the provisions of the Paragraph in this Lease entitled “Utilities and Services” shall be operative. Any Alterations pursuant to this Paragraph shall be subject to all the provisions of the Paragraph in this Lease entitled “Alterations”. Nothing in this Paragraph shall be construed as granting permission to Tenant to enter the Premises, or to make any Alterations, prior to the Lease Commencement Date and no such right shall exist unless specified in Exhibit “C” or agreed to by Landlord in its sole discretion.

15. Plate-Glass Insurance. Tenant shall at its sole cost maintain full coverage plate-glass insurance on the Premises, under which Landlord and any lender holding a security interest in the Project (“Lender”) shall be named as additional insureds.

16. Public Liability and Property Damage Insurance. Throughout the Lease Term, Tenant shall, at Tenant’s sole cost, maintain commercial general liability and property damage insurance (i) with a combined single limit of liability of not less than $2,000,000.00, (ii) insuring (a) against all liability of Tenant and Tenant’s Invitees arising out of or in connection with Tenant’s use or occupancy of the Premises, including, without limitation, Tenant’s use, maintenance, repair, and replacement of systems and equipment either contained within the Premises or in air spaces, walls, roof areas, or other portions of the Building or the Project and which exclusively serve the Premises, and (b) performance by Tenant of the indemnity provisions set forth in this Lease, (iii) naming Landlord, its agent, and any Lender as additional insureds, (iv) containing cross-liability endorsements, and (vi) which includes products liability insurance (if Tenant is to sell merchandise or other products derived, assembled, or produced from the Premises). Not more frequently than once every year, if, in the commercially reasonable opinion of Landlord, the amount of such insurance at that time is not adequate, then Tenant shall increase such insurance as reasonably required by Landlord.

17. Fire and Extended Coverage Insurance. Tenant shall, at Tenant’s sole cost, maintain on Tenant’s Alterations and Tenant’s Personal Property (as defined below) a policy of standard fire and extended coverage and special form insurance, with vandalism and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, boiler and machinery insurance, and sprinkler leakage coverage, in each case to the extent of at least 100 percent of full replacement value, and issued in the name of Tenant with Landlord, Landlord’s Lender and Landlord’s designated agent as additional insureds. Such “full replacement value” shall be determined by the company issuing such policy at the time the policy is initially obtained. Not more frequently than once every two years, either Landlord or Tenant may, at its election, notify the other that it elects to have the replacement value redetermined by an insurance company. Such redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and Landlord and Tenant shall be promptly notified of the results by the insurance company. Such policy shall be promptly adjusted according to such redetermination.

18. Business Interruption Insurance. Tenant shall obtain business interruption insurance in amounts sufficient to reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Project as a result of such perils.

19. Insurance Generally. If Tenant fails during the Term to maintain any insurance required to be maintained by Tenant under this Lease, then Landlord may, at its election and after providing Tenant with 5 days notice and an opportunity to cure, arrange for any such insurance, and Tenant shall reimburse Landlord, as Additional Rent, for any premiums for any such insurance within five days after Tenant receives a copy of the premium notice. Insurance required to be maintained by Tenant under this Lease shall be in form and content reasonably satisfactory to Landlord and its Lender and (i) shall be issued as a primary policy, by insurance companies authorized to do business in the State of California, with a Best’s Rating of at least “A” and a Best’s Financial Size Category rating of at least “VIII,” as set forth in the most current edition of “Best’s Insurance Reports” (unless otherwise approved by Landlord), or such higher rating as may be required by any Lender, (ii) shall name Landlord, Landlord’s agent(s), and any Lender as additional insureds, (iii) shall consist of “occurrence” based coverage, without provision for subsequent conversion to “claims” based coverage, (iv) shall not be cancelable or subject to reduction of coverage or other modification except after 30-days’ prior written notice to Landlord and any Lender, and (v) shall not provide for a deductible or co-insurance provision in excess of $5,000.00. Tenant shall, at least 30 days prior to the expiration of each such policy, furnish Landlord with a renewal of or “binder” extending such policy. Tenant shall promptly, upon request, deliver to Landlord copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums.

20. Waiver of Subrogation. Tenant releases Landlord and Landlord’s guests, invitees, customers and licensees (collectively, “Landlord’s Invitees”) from all claims for damage, loss, or injury to Tenant’s Personal Property and to the systems, equipment, fixtures and Alterations of Tenant in or on the Premises and the Project to the extent such damage, loss or injury is covered by any insurance policies carried by Tenant and in force at the time of such damage. Tenant shall cause all insurance policies obtained by it pursuant to this Lease to provide (if such provision is generally commercially available) that the insurance company waives all right of recovery by way of subrogation against Landlord in connection with any damage, loss, or injury covered by such policy.

21. Landlord’s Insurance. Landlord may, at its election, maintain any of the following insurance, in such amounts and with such limits as Landlord shall determine in its reasonable discretion: (i) public liability and property damage insurance, and products liability insurance; (ii) fire and extended coverage and special form insurance, coverage with respect to increased costs due to building ordinances, demolition coverage, and sprinkler leakage coverage; (iii) boiler and machinery insurance; (iv) fidelity insurance; (v) plate-glass insurance; and (vi) rental interruption insurance. The premiums, costs, expenses, co-insurance payments, and deductibles (or similar costs or charges) of and/or with respect to any insurance maintained from time to time by Landlord (all of the preceding, collectively, “Insurance Expenses”) shall constitute Operating Expenses.

22. Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against, or based upon the value of, Tenant’s personal property installed or located in or on the Premises including without limitation trade fixtures, furnishings, equipment, and inventory (collectively, “Tenant’s Personal Property”). On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any such taxes, assessments, license fees, and/or other charges are levied against Landlord or Landlord’s property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant’s Personal Property, and if Landlord pays such taxes, assessments, license fees, and/or other charges or any taxes based on the increased assessments caused by Tenant’s Personal Property, then Tenant, on demand, shall immediately reimburse Landlord, as Additional Rent, for the sum of such taxes, assessments, license fees, and/or other charges so levied against Landlord, or the proportion of taxes resulting from such increase in Landlord’s assessment. Landlord may, at its election, pay such taxes, assessments, license fees, and/or other charges or such proportion, and receive such reimbursement, regardless of the validity of the levy.

23. Alterations. Tenant shall not make any alterations, improvements, additions, installations, or changes of any nature in or to the Premises (any of the preceding, “Alterations”) unless (i) Tenant first obtains Landlord’s written consent, (ii) Tenant complies with all conditions which may be imposed by Landlord, including but not limited to Landlord’s selection of specific contractors or construction techniques and the requirements of the attached Exhibit “C”, and (iii) Tenant pays to Landlord the reasonable costs and expenses of Landlord for architectural, engineering, or other consultants which reasonably may be incurred by Landlord in determining whether to approve any such Alterations. At least 30 days prior to making any Alterations, Tenant shall submit to Landlord, in written form, proposed detailed plans of such Alterations. Tenant shall, prior to the commencement of any Alterations, at Tenant’s sole cost, (i) acquire (and deliver to Landlord a copy of) all required permits from the appropriate governmental agencies to make such Alterations (any conditions of which permit Tenant shall comply with, at Tenant’s sole cost, in a prompt and expeditious manner), (ii) provide Landlord with ten days’ prior written notice of the date the installation of the Alterations is to commence, so that Landlord can post and record an appropriate notice of non-responsibility, and (iii) obtain (and deliver to Landlord proof of) reasonably adequate workers compensation insurance with respect to any of Tenant’s employees installing or involved with such Alterations and cause any contractors so involved to additionally carry such statutorily required coverage (which insurance shall be maintained on an occurrence basis, and in force until completion of the Alterations). All Alterations (other than personal property which is not attached to the Premises) shall upon installation become the property of Landlord and shall remain on and be surrendered with the Premises on the Expiration Date, except that Landlord may, at its election, require Tenant to remove any or all of the Alterations, by so notifying Tenant in writing on or about the Expiration Date, in which event, Tenant shall, at its sole cost, on or before the Expiration Date, repair and restore the Premises to the condition of the Premises prior to the installation of the Alterations which are to be removed. Tenant shall pay all costs for Alterations and other construction done or caused to be done by Tenant and Tenant shall keep the Premises free and clear of all mechanics’ and materialmen’s liens resulting from or relating to any Alterations or other construction. Tenant may, at its election, contest the correctness or validity of any such lien provided that (a) immediately on demand by Landlord, Tenant procures and records a lien release bond, issued by a corporation satisfactory to Landlord and authorized to issue surety bonds in California, in an amount equal to 150 percent of the amount of the claim of lien, which bond meets the requirements of California Civil Code Section 3143 or any successor statute, and (b) Landlord may, at its election, require Tenant to pay Landlord’s attorneys’ fees and costs incurred in participating in such an action.

24. Surrender of Premises and Holding Over. On the Expiration Date, Tenant shall surrender to Landlord the Premises and all Alterations (except for Alterations that Tenant is obligated to remove as expressly set forth above) in a first class and clean condition, reasonable wear and tear excepted, free of trash and debris including cleaning of all flooring; all walls shall be patched and painted; all signage installed by Tenant on any portion of the Building or Project shall be removed and the surfaces repaired, including restoration of the signage mounting surfaces to their pre-existing condition; all sign circuits, electrical circuits, and lighting fixtures shall be in good operating condition; all HVAC units exclusively serving the Premises shall be in a well maintained and operable condition; all roof penetrations arising from Tenant’s occupancy of the Premises shall be in a watertight condition; and all doors, windows, locks, and hardware shall be in operable and undamaged condition, reasonable wear and tear excepted. Tenant shall additionally, as of the Expiration Date, remove all of Tenant’s Personal Property and perform all repairs and restoration required by the removal of any Alterations or Tenant’s Personal Property, and Tenant shall surrender to Landlord all keys to the Premises (including without limitation any keys to any exterior and interior doors). Landlord may elect to retain or dispose of in any manner any Alterations or Tenant’s Personal Property that Tenant does not remove from the Premises on the Expiration Date as required by this Lease by giving written notice to Tenant. Any such Alterations or Tenant’s Personal Property that Landlord elects to retain or dispose of shall immediately upon notice to Tenant vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such Alterations or Tenant’s Personal Property. Tenant shall be liable to Landlord for Landlord’s costs for storing, removing, or disposing of any such Alterations or Tenant’s Personal Property required to be removed by Tenant under this Lease. If Tenant fails to surrender the Premises to Landlord on the Expiration Date in the condition required by this Paragraph, Tenant shall indemnify Landlord against all liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims resulting from such failure, including without limitation any claim for damages made by a succeeding tenant. If Tenant, with Landlord’s consent, remains in possession of the Premises after the Expiration Date, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 30-days’ written notice given at any time by Landlord or Tenant. During any such month-to-month tenancy, Tenant shall pay, as Basic Monthly Rent, 150 percent of the Basic Monthly Rent in effect immediately prior to the Expiration Date, as the case may be; which rental amount Tenant acknowledges is fair and reasonable under all of the facts and circumstances existing as of the date of this Lease. All provisions of this Lease except for those pertaining to Term shall apply to such month-to-month tenancy.

25. Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

25.1. The vacating or abandoning of the Premises by Tenant.

25.2. Tenant’s failure to make any payment of Rent or late charges as and when due. No grace period prior to the imposition of a late charge pursuant to Paragraph 26 below, shall extend the date when such Rent is due and payable, and Tenant shall be in default under this Lease if such payment is not timely made.

25.3. Tenant’s failure to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than described in the preceding two paragraphs, where such failure shall continue for a period of ten days after written notice of such failure from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes; and provided further, however, that if the nature of Tenant’s default is such that more than ten days are required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within such ten-day period and thereafter diligently prosecutes such cure to completion within 30 days after Landlord’s written notice.

25.4. Tenant’s failure to deliver to Landlord, within 10 days after Landlord’s written request, any financial statement of Tenant (including without limitation a current annual balance sheet and profit/loss statement of Tenant) reasonably requested by Landlord, or if any financial statement given to Landlord by Tenant, or by any assignee, subtenant, or guarantor of Tenant, is materially false or evidences that Tenant’s net worth is negative, and Tenant fails to furnish to Landlord, within 10 days after written notice from Landlord to Tenant, with cash as an additional security deposit in an amount equal to the aggregate Rent payable under this Lease for the six full calendar months immediately following such notice.

25.5. The making by Tenant of any general arrangement or assignment for the benefit of creditors; Tenant’s becoming bankrupt, insolvent or a “debtor” as defined in 11 U.S.C. Section 101, or any successor statute (unless, in the case of a petition filed against Tenant, such petition is dismissed within 30 days after its original filing); the institution of proceedings under the bankruptcy or similar laws in which Tenant is the debtor or bankrupt; the appointing of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease (unless possession is restored to Tenant within 30 days after such taking); the attachment, execution, or judicial seizure of substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease (unless such attachment, execution, or judicial seizure is discharged within 30 days after such attachment, execution, or judicial seizure); or, if Tenant is a partnership or consists of more than one person or entity, any partners of the partnership or any such other person or entity becoming bankrupt or insolvent or making a general arrangement or assignment for the benefit of creditors.

26. Landlord’s Remedies. Landlord shall have the following remedies if Tenant commits a default and/or breach under this Lease. These remedies are not exclusive, but are cumulative and in addition to any remedies provided elsewhere in this Lease, or now or later allowed by law.

26.1. Continuation of Lease. No act by Landlord shall terminate Tenant’s right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant’s right to possession. As long as Landlord does not terminate Tenant’s right to possession, Landlord may (i) continue this Lease in effect, (ii) continue to collect Rent when due and enforce all the other provisions of this Lease, and (iii) enter the Premises and relet them, or any part of them, to third parties for Tenant’s account, for a period shorter or longer than the remaining Term of this Lease. Tenant shall immediately pay to Landlord all reasonable costs Landlord incurs in such reletting, including, without limitation, brokers’ commissions, attorneys’ fees, advertising costs, and expenses of remodeling the Premises for such reletting.

26.2. Rent from Reletting. If Landlord elects to relet all or any portion of the Premises as permitted above, rent that Landlord receives from such reletting shall be applied to the payment of, in the following order and priority, (i) any indebtedness from Tenant to Landlord other than Rent due from Tenant, (ii) all costs incurred by Landlord in such reletting, and (iii) Rent due and unpaid under this Lease. After applying such payments as referred to above, any sum remaining from the rent Landlord receives from such reletting shall be held by Landlord and applied in payment of future Rent as it becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord unless and until all obligations of Tenant under this Lease, including all future obligations, are satisfied in full.

26.3. Termination of Tenant’s Right to Possession. Landlord may terminate Tenant’s right to possession of the Premises at any time, by notifying Tenant in writing that Landlord elects to terminate Tenant’s right to possession. On termination of this Lease, Landlord has the right to recover from Tenant (i) the worth at the time of the award of the unpaid Rent which had been earned at the time of such termination, (ii) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after such termination until the time of award exceeds the amount of such loss of Rent that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award (had there been no such termination) exceeds the amount of such loss of Rent that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or in the ordinary course of things would be likely to result therefrom. The “worth at the time of the award” of the amounts referred to in clauses (i) and (ii) above is to be computed by allowing interest at the Default Rate, as set forth below. The “worth at the time of the award” of the amount referred to in clause (iii) above is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

26.4. Landlord’s Right to Cure Default. Landlord, at any time after Tenant commits a default or breach under this Lease, which continues beyond the expiration of any applicable cure period provided for herein, may cure such default or breach at Tenant’s sole cost. If Landlord at any time, by reason of Tenant’s default or breach, pays any sum or does any act that requires the payment of any sum, such sum shall be due immediately from Tenant to Landlord at the time such sum is paid, along with a supervisory fee in the amount of ten percent(10%) of such amount so expended by Landlord, and shall be deemed Additional Rent under this Lease. If Tenant fails to timely pay any amount due under this Paragraph within five business days of receipt of Landlord’s invoice for such costs, then (without curing such default) interest at the Default Rate shall accrue (and be immediately payable) on such overdue amount until it is paid.

26.5. Enforcement of Costs. All costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand. If Tenant fails to timely pay any amount due under this Paragraph, then (without curing such default) interest at the Default Rate shall accrue (and be immediately payable) on such overdue amounts until it is paid.

26.6. Interest and Late Charges. Late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix. Such costs include, without limitation, processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any deed of trust covering the Premises. Therefore, if any Rent (in the form of good funds) is not received by Landlord within ten days of its due date, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum of ten percent (10%) of such overdue amount as a late charge. Such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this Paragraph is reasonable under the circumstances existing at the time this Lease is made. Acceptance of such late charge by Landlord shall not constitute a waiver or cure of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease. In addition to the late charge payable by Tenant, as provided above, if any such Rent is not paid within 30 days of the date such Rent was due, then Tenant shall pay to Landlord interest on such overdue Rent at the rate of four percent (4%) above the “reference rate” announced from time to time by Bank of America, NT&SA (the “Default Rate”). If such reference rate ceases to be announced, then a comparable “prime rate” shall be utilized, as selected by Landlord.

27. Payment of Rent by Cashier’s Check. If a late charge is payable under this Lease, whether or not collected, for two installments of Basic Monthly Rent or other Rent due under this Lease during any one calendar year during the Term, or if any two payments made by Tenant in the form of a personal or business check is returned by the bank it was drawn upon for whatever reason, including but not limited to insufficient funds, then Landlord, at Landlord’s option, may require Tenant to submit future payments to Landlord in the form of a certified cashier’s check, money order, or by wire transfer. Tenant’s obligation to provide payment in the aforementioned manner shall continue in full force and effect until Landlord, in its sole discretion, determines otherwise. Tenant further agrees to reimburse Landlord, as Additional Rent, Landlord’s actual costs imposed by Landlord’s bank or financial institution arising from Tenant’s returned check(s). These costs shall be in addition to any late charges payable by Tenant pursuant to Paragraph 26 of this Lease.

28. Destruction. If the Project is totally or partially destroyed during the Term, rendering the Premises totally or partially inaccessible or unusable, then, subject to the remainder of this Paragraph, (i) Landlord shall restore the Project to substantially the same condition as it was in immediately before such destruction, (ii) Landlord shall not be required to restore Tenant’s Alterations or Tenant’s Personal Property, unless they are specifically covered by insurance proceeds received by Landlord, such excluded items being the sole responsibility of Tenant to restore, (iii) such destruction shall not terminate this Lease, and (iv) all obligations of Tenant under this Lease shall remain in effect, except that the Basic Monthly Rent shall be abated or reduced, between the date of such destruction and the date of completion of restoration, by the ratio of (a) the Rentable Area of the Premises rendered unusable or inaccessible by the destruction, to (b) the Rentable Area of the Premises prior to such destruction. Notwithstanding anything to the contrary in this Lease, Landlord may, at its election, terminate this Lease by so notifying Tenant in writing on or before the later of 120 days after such destruction or 60 days after Landlord’s receipt of the proceeds from insurance maintained by Landlord, if (A) then-existing laws do not permit such restoration, (B) such destruction occurs during the last year of the Term, (C) such destruction exceeds 25 percent (25%) of the then-replacement value of the Premises, the Building, or the Project or (D) Landlord determines that the cost of such restoration exceeds the amount of insurance proceeds relating to such destruction actually received by Landlord from insurance maintained by Landlord. If Landlord so terminates this Lease, then (1) Landlord shall have no obligation to restore the Project, (2) Landlord shall retain all insurance proceeds relating to such destruction, and (3) this Lease shall terminate as of 30 days after such notice of termination from Landlord to Tenant. Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) or any successor statute with respect to any destruction of the Premises. In the event Landlord restores the Premises following any such destruction, Tenant shall immediately refixturize, re-equip, and restock the Premises and shall re-open the Premises for business as soon thereafter as is reasonably practicable.

29. Condemnation. If during the Term, or during the period of time between the execution of this Lease and the Lease Commencement Date, there is any taking of all or any part of the Premises or any interest in this Lease by the exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having the power of condemnation (any of the preceding a “Condemnor”), or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending (any of the preceding, a “Condemnation”), the rights and obligations of Landlord and Tenant shall be determined pursuant to this Paragraph. If such Condemnation is of the entire Premises, then this Lease shall terminate on the date the Condemnor takes possession of the Premises (the “Date of Condemnation”). If such Condemnation is of any portion, but not all, of the Premises (or of portions of the Parking Area), then this Lease shall remain in effect, except that, if the remaining portion of the Premises (or the amount of parking available within the Project) is unsuitable for Tenant’s continued use of the Premises, then Tenant may elect to terminate this Lease, by so notifying Landlord in writing (the “Termination Notice”) within 30 days after the date that the nature and extent of the Condemnation have been determined. Such termination shall be effective on the earlier of (i) the date that is 30 days after the giving of the Termination Notice, or (ii) the Date of Condemnation. If Tenant does not give to Landlord the Termination Notice within such 30-day period, then all obligations of Tenant under this Lease shall remain in effect, except that (unless the Premises are restored as set forth below) Basic Monthly Rent shall be reduced by the ratio of (a) the Rentable Area of the Premises taken, to (b) the Rentable Area of the Premises immediately prior to the Date of Condemnation. Notwithstanding anything to the contrary in this Paragraph, if, within 20 days after Landlord’s receipt of the Termination Notice, Landlord notifies Tenant that Landlord at its cost will add to the remaining Premises (or substitute for the Premises other comparable space in the Project) so that the area of the Premises will be substantially the same after the Condemnation as they were before the Condemnation, and Landlord commences the restoration promptly and completes it within 150 days after Landlord so notifies Tenant, then all obligations of Tenant under this Lease shall remain in effect, except that Basic Monthly Rent shall be abated or reduced during the period from the Date of Condemnation until the completion of such restoration by the ratio of (A) the Rentable Area of the Premises taken, to (B) the Rentable Area of the Premises immediately prior to the Date of Condemnation. Unless Landlord restores the Premises pursuant to the preceding sentence, or unless Tenant gives to Landlord the Termination Notice within the relevant 30-day period, Tenant at its sole cost shall accomplish any restoration required by Tenant to use the Premises. A temporary Condemnation of the Premises, or any part of the Premises, for less than 180 days, shall not constitute a Condemnation under this Paragraph; but the Basic Monthly Rent shall abate as to the portion of the Premises affected during such temporary Condemnation. All compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation (the “Award”) shall belong to and be paid to Landlord. Tenant shall have no right to any part of the Award, and Tenant hereby assigns to Landlord all of Tenant’s right, title, and interest in and to any part of the Award, except that Tenant shall receive from the Award any sum paid expressly to Tenant from the Condemnor for Tenant’s loss of goodwill. Landlord and Tenant waive the provisions of any statute (including without limitation California Code of Civil Procedure Section 1265.130 or any successor statute) that allows Landlord or Tenant to petition the superior court (or any other court) to terminate this Lease in the event of a partial Condemnation of the Premises.

30. Assignment and Other Transfers.

30.1. Restrictions on Transfer. Without Landlord’s prior written consent, which shall not be unreasonably withheld, none of the following shall occur (nor be permitted by Tenant to occur), voluntarily, involuntarily, by operation of law, or otherwise (any of the following, a “Transfer”): (i) any assignment, sublease, disposition, sale, concession, license, license agreement for the use of any portion of the Premises, mortgage, encumbrance, hypothecation, pledge, collateral assignment, or other transfer, by Tenant of this Lease, any interest in this Lease, or all or any portion of the Premises; or (ii) any assignment, disposition, sale, transfer, acquisition, or issuance of equitable interests (whether stock, partnership or otherwise) in Tenant, to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding (or assigning, transferring, disposing of, or selling) fifty percent (50%) or more of the aggregate issued and outstanding equitable interests in Tenant.

30.2. Transfer Provisions Generally. Landlord shall not be liable in damages to Tenant or to any proposed subtenant, assignee or other proposed party to a Transfer (any of the preceding a “Proposed Transferee”) if such consent is adjudicated to have been unreasonably withheld. In such event, Tenant’s sole remedy shall be to have the proposed Transfer declared as valid as if Landlord’s consent had been given, although Tenant shall be entitled to reasonable attorney’s fees if Tenant is the prevailing party in such litigation. At least 30 days prior to entering into any proposed Transfer, Tenant shall submit to Landlord the sum of $400.00 (as payment toward Landlord’s and Landlord’s attorneys’ cost of reviewing, consenting to, rejecting and/or consummating any proposed Transfer), and a written notice (“Tenant’s Notice”) which includes or sets forth in reasonable detail (a) the form of the proposed Transfer, including without limitation all related agreements, documents, instruments, exhibits, and escrow instructions, (b) the name and address of the Proposed Transferee, (c) the terms and conditions of the proposed Transfer, including without limitation the commencement or effective date of the proposed Transfer, which shall be at least 30 days after Tenant’s Notice is given, and (d) the nature, character, and current banking, financial, and other credit information and references with respect to the Proposed Transferee and the business of the Proposed Transferee, in reasonably sufficient detail to enable Landlord to determine the Proposed Transferee’s financial responsibility. Within 30 days after Landlord’s receipt from Tenant of such sum and Tenant’s Notice, and all documentation requested of Tenant by Landlord, Landlord shall notify Tenant whether Landlord has consented to the proposed Transfer. Any consent by Landlord to any proposed Transfer shall not constitute a consent with respect to any other Transfer. If Landlord consents to any proposed Transfer, and Tenant fails to consummate such Transfer on or before the commencement or effective date of the proposed Transfer (as set forth in Tenant’s Notice), then such consent shall be deemed withdrawn and Tenant shall be required again to comply with this Paragraph before making a Transfer. Landlord shall not have unreasonably withheld its consent with respect to any Transfer if Landlord shall not have received such sum or Tenant’s Notice, if the nature or character of the Proposed Transferee, or the proposed occupancy of the Premises by the Proposed Transferee, if the Proposed Transferee’s proposed use is not in keeping with the dignity and character of the Building and the surrounding area, if the Proposed Transferee’s proposed use is materially different than the Permitted Use, if the proposed Transfer will result in the diminution of the value or marketability of the Premises or the Project, if Landlord is not satisfied that the Proposed Transferee is creditworthy, or if the proposed Transfer will conflict with or result in a breach of any of the provisions of, or constitute a default under, any agreement, instrument, or document to which Landlord is a party or by which the Project may be bound. No Transfer shall release or discharge Tenant from any liability, whether past, present, or future, under this Lease and Tenant shall continue to remain primarily liable under this Lease. Unless otherwise agreed to by all parties, the Tenant’s security deposit, if any, shall be retained by Landlord and returned to the lawful tenant in possession at the time of the Lease termination, subject to the terms and conditions of Paragraph 6 of this Lease. Any Transfer must contain the following provisions, which provisions whether contained in such Transfer or not, shall apply to such Transfer: (A) Such Transfer shall be subject and subordinate to, and bound by, all provisions of this Lease; (B) No Proposed Transferee shall be permitted to enter into any Transfer without Landlord’s prior written consent; and (C) At Landlord’s option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, by operation of law or otherwise, prior to the expiration of such Transfer, the Proposed Transferee shall make full and complete attornment to Landlord for the balance of the term of such Transfer. Such attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord which the Proposed Transferee shall execute and deliver to Landlord within five days after request by Landlord. Tenant shall promptly reimburse Landlord for Landlord’s reasonable cost (less any payment made by Tenant with Landlord as set forth above) of reviewing, consenting to, rejecting and/or consummating any proposed Transfer, including without limitation reasonable attorneys’ fees. If Tenant fails to pay such amount within ten business days of written demand, Tenant shall be in default hereunder and Landlord shall have the right, in addition to its other rights and remedies, to deduct the amount so owing from Tenant’s Security Deposit.

30.3. Excess Rent and Recapture. Tenant shall promptly pay to Landlord fifty percent (50%) of all rents and other consideration, of whatever nature, after deducting legal fees, tenant improvement costs, free rent and brokerage expenses incurred by Tenant in procuring such Proposed Transferee, payable by the Proposed Transferee (or receivable by Tenant) pursuant to any Transfer, which exceed (1) if a sublease of a portion of the Premises, the portion of the Basic Monthly Rent that is allocable to the portion of the Premises subleased (such allocation based on the area of the portion subleased), or (2) if any other Transfer, the Basic Monthly Rent. If Tenant is not the Tenant originally named in this Lease, Landlord additionally has the right, at its election, by giving written notice (the “Recapture Notice”) to Tenant within 15 days after receipt of Tenant’s Notice, to recapture the Premises and terminate this Lease. If Landlord elects to exercise such right and delivers a Recapture Notice to Tenant, Tenant has 5 business days from the date of the Recapture Notice to rescind Tenant’s Notice and withdraw such proposed Transfer by notifying Landlord in writing. If Tenant fails to rescind Tenant’s Notice within such 5-day period, this Lease shall automatically be deemed terminated as of the commencement or effective date stated in Tenant’s Notice for the proposed Transfer, and Tenant shall surrender possession of the Premises as of such date (and any failure to do so shall constitute a default hereunder). Landlord’s giving of a Recapture Notice shall not constitute Landlord’s consent to Tenant’s proposed Transfer.

31. Continued Development of Project. Tenant acknowledges that, as more particularly provided in the Addendum to this Lease, the development of the Project is continuing and may, at Landlord’s election, include the construction of additional buildings and improvements within the Project, including in areas which currently constitute Common Areas.

32. Intentionally Omitted.

33. Access by Landlord. Landlord and any of Landlord’s Invitees shall have the right to enter the Premises at all reasonable times, during normal business hours if feasible under the circumstances, and upon 24 hours’ notice, if feasible under the circumstances, (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to do any necessary maintenance or make any restoration to the Premises that Landlord has the right or obligation to perform, (iii) to serve, post, or keep posted any notices required or allowed under this Lease, (iv) to post “for sale” or “for rent” or “for lease” signs during the final nine months of the Term, (v) to show the Premises to brokers, lenders, agents, prospective buyers, prospective tenants, or other persons interested in a listing of, financing, purchasing, or occupying the Project, the Premises or any portion of the Project or the Premises, and (vi) to shore the foundations, footings, and walls of the Project, and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. In the event of an emergency Landlord shall have the right to enter the Premises at any time, without prior notice to Tenant. Landlord’s rights under this paragraph extend, with Landlord’s consent, to the owner of adjacent property on which excavation or construction is to take place and the adjacent property owner’s agents, employees, officers, and contractors. Landlord shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of any entry on the Premises as provided in this paragraph except damage resulting directly from the grossly negligent acts or willful misconduct of Landlord or Landlord’s Invitees. Tenant shall not be entitled to any abatement or reduction of Basic Monthly Rent or other Rent because of the exercise by Landlord of any rights under this paragraph.

34. Landlord’s Reserved Rights. Landlord, as owner of the Project, in addition to Landlord’s other rights hereunder, reserves the right from time to time: (i) to temporarily utilize portions of the Common Areas for, among other things, entertainment, outdoor shows, displays, automobile and other product shows, the leasing of kiosks, or such other uses which, in Landlord’s judgment, tend to attract the public; (ii) to utilize the lighting standards and other areas or improvements in the Common Areas for advertising or notice purposes; (iii) to close any of the Common Areas to the extent required in the opinion of Landlord’s legal counsel to prevent a dedication of any of the Common Areas or the accrual of any rights to any person or to the public in and to any portion of the Common Areas; (iv) to close, temporarily, any of the Common Areas for maintenance purposes; (v) to designate other property outside the boundaries of the Project to become part of the Common Areas; (vi) to close off or otherwise utilize portions of the Common Areas while constructing improvements or making repairs or alterations to any portion of the Project; (vii) to utilize portions of the Common Areas, on a temporary basis, as a staging area for any construction work by Landlord or its affiliates, agents, or contractors; and (viii) to make any changes to the Common Areas, or any part of the Project, including without limitation changes to buildings or other improvements, the addition of new buildings or other improvements, and/or changes in the location of driveways, entrances, exits, vehicular parking spaces, or the direction of the flow of traffic. In exercising such rights, Landlord agrees to use commercially reasonable efforts to minimize any interference with Tenant’s use of the Premises.

35. Indemnity and Exemption of Landlord from Liability. Tenant hereby agrees to indemnify, protect, and hold harmless Landlord and its shareholders, officers, directors, agents, property managers, employees, contractors, and the partners comprising Landlord (if any) from and against all Claims (as defined below) and all costs, expenses, and attorneys’ fees incurred in the defense or handling of any such Claims or any action or proceeding brought on any of such Claims. For purposes of this Lease, the term “Claims” shall mean all liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims (except to the extent they result from Landlord’s grossly negligent acts or willful misconduct) arising from or which seek to impose liability under or because of (i) Tenant’s or Tenant’s Invitees’ use of the Premises, (ii) the conduct of Tenant’s business, (iii) any activity, work, or things done, permitted, or suffered by Tenant or any of Tenant’s Invitees in or about the Premises or elsewhere, (iv) any breach or default in the performance of any obligation to be performed by Tenant under this Lease, and/or (v) any negligence of Tenant or any of Tenant’s Invitees. If any action or proceeding is brought against Landlord or its shareholders, officers, directors, agents, property managers, employees, contractors, or the partners comprising Landlord (if any) by reason of any such Claims, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant’s sole cost by legal counsel satisfactory to Landlord. Except to the extent caused by Landlord’s grossly negligent acts or willful misconduct, Tenant assumes all risk of, Tenant waives all claims against Landlord in respect of, and Landlord shall not be liable for, any of the matters set forth above in this Paragraph or any of the following: injury to Tenant’s business, loss of income from such business, or damage or injury to the goods, wares, merchandise, or other property or the person of Tenant, Tenant’s Invitees, or any other persons in, upon, or about the Premises, whether such damage, loss, or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water, rain, the breakage, leakage, obstruction or other defects of pipes, sewer lines, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or any other cause, conditions arising upon the Premises, or other sources or places, and regardless of whether the cause of such damage, loss, or injury or the means of repairing such damage, loss, or injury is inaccessible to Tenant. This Lease shall not be affected or impaired by any change to any part of the Project or any sidewalks, streets or improvements nearby the Project. Landlord may, at its election, at any time and without liability to Tenant, change the name of the Project.

36. Hazardous Substances. Landlord hereby notifies Tenant, and Tenant hereby acknowledges that, prior to the leasing of the Premises pursuant to this Lease, Tenant has been notified, pursuant to California Health and Safety Code Section 25359.7 (or any successor statue), that Landlord knows, or has reasonable cause to believe, that certain hazardous substances (as such term is used in such Section 25359.7), such as common cleaning supplies, office supplies, spillage of petroleum products from motor vehicles, and other consumer products, may have come to be located on or beneath the Premises and/or the Project. Tenant hereby agrees to indemnify Landlord against all actions, liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims (except to the extent they arise as a result of Landlord’s grossly negligent acts or willful misconduct), arising from or relating to: (i) any discharges, releases, or threatened releases of any Hazardous Material (as defined below) into ambient air, water, or land by Tenant or Tenant’s Invitee’s, or otherwise from, on, under, or above the Premises, (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic wastes, substances, or materials by Tenant or Tenant’s Invitees, or otherwise from, on, or under, the Premises, or (iii) a violation of any environmental law on, under, or above the Premises (for purposes hereof, “environmental laws” shall mean any Federal, State, or local law, statute, regulation, ordinance, guideline, or common law principle relating to public health or safety or the use or control of the environment, including without limitation the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Carpenter-Presley-Tanner Hazardous Substance Account Act, the California Hazardous Waste Control Law, the Federal Clean Air Act, the California Air Resources Act, the Federal Clean Water Act, the California Porter-Cologne Water Quality Control Act, the Federal Resource Conservation and Recovery Act, the California Nejedly-Z’berg-Dills Solid Waste Management and Recovery Act, and California Health and Safety Code Section 25359.7). Tenant agrees to promptly reimburse Landlord for all of Landlord’s costs arising from periodic monitoring of Tenant’s use, handling, or storage of Hazardous Substances at or surrounding the Premises. Tenant shall not cause or permit any Hazardous Material to be generated, brought onto, used, stored, or disposed of in or about the Premises, the Building, or the Project by Tenant or its agents, employees, contractors, subtenants, or invitees, except for limited quantities of standard office and janitorial supplies. Tenant shall: (a) use, store, and dispose of all such permitted Hazardous Material in strict compliance with all applicable statutes, ordinances, and regulations in effect during the Lease Term that govern and/or relate to Hazardous Material, public health and safety and protection of the environment, and (b) comply at all times during the Lease Term with all environmental laws. If the Premises are contaminated (or, due to the acts or omissions of Tenant or Tenant’s Invitees, the Project is contaminated) by any Hazardous Material during the Term, then (1) Tenant shall promptly notify Landlord in writing of such contamination, and (2) Landlord may elect to either (A) demand that Tenant perform all remediation required by Landlord (to Landlord’s satisfaction and at Tenant’s sole cost, necessary to return the Premises (and/or the Project) to at least as good a condition as the Premises (or the Project) are in as of the date of this Lease, which Tenant shall immediately do upon receipt of notice from Landlord, or (B) proceed to cause such investigation, clean-up, and remediation work which Landlord deems necessary or desirable to be undertaken, whereupon the entire cost thereof (plus a supervisory fee equal to ten percent (10%) of such cost) will be payable by Tenant to Landlord upon demand as Additional Rent. If Tenant does not promptly commence and diligently pursue such remediation, then Landlord may, at Landlord’s election, perform or cause to be performed such remediation and Tenant shall immediately, upon demand, pay the cost thereof, plus a supervisory fee in the amount of ten percent (10%) of such cost. Tenant’s obligations and liability under this Paragraph shall survive the termination of Tenant’s tenancy and the Term of this Lease, except that nothing contained in this Paragraph shall be deemed to impose liability on Tenant for any problem arising after the Term of this Lease provided neither Tenant nor Tenant’s Invitees contributed to such problem during the Term of the Lease. As used in this Lease, the term “Hazardous Material” shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building. Hazardous Material includes, without limitation: (a) any “hazardous substance”, as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code Sections 9601-9675); (b) “Hazardous waste”, as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code Sections 6901-6992k); (c) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect); (d) petroleum products; (e) radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code Sections 2011-2297; (f) Asbestos in any form or condition; and (g) polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs.

37. Prohibition Against Asbestos-Containing Materials. Tenant shall not allow or permit any materials which contain asbestos in any form or concentration (“Asbestos-Containing Materials”) to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, including, without limitation, building or construction materials and supplies. Such prohibition against Asbestos-Containing Materials shall apply regardless of whether the Asbestos-Containing Materials may be considered safe or approved for use by a manufacturer, supplier, or governmental authority, or by common use or practice. Landlord shall have the right, upon reasonable notice, to enter upon and conduct inspections of the Premises to determine Tenant’s compliance with this Paragraph. If Tenant allows or permits Asbestos-Containing Materials to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, (a) Tenant shall, upon notice from Landlord, immediately remove such Asbestos-Containing Materials at Tenant’s sole cost, (b) such removal shall comply with all applicable laws, regulations, and requirements concerning asbestos and the removal and disposal of Asbestos-Containing Materials, (c) Tenant shall reimburse Landlord for all expenses incurred in connection with any inspection of the Premises conducted by Landlord, and (d) unless Tenant completes such removal within 30 days after notice from Landlord, Landlord may, at its election, do either or both of the following: (i) declare Tenant in breach of this Lease and terminate this Lease upon 10 days prior written notice to Tenant, and (ii) remove and dispose of the Asbestos-Containing Materials and obtain reimbursement from Tenant for the cost of such removal and disposal, including a supervisory fee payable to Landlord in the amount of ten percent of said removal and disposal. Tenant shall indemnify Landlord and Landlord’s directors, officers, employees, and agents against all costs, liability, expenses, penalties, and claims for damages, including, without limitation, litigation costs and attorneys’ fees, arising from (A) the presence of Asbestos-Containing Materials upon the Premises, to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or alterations in the Project, Building, or to the Premises by Tenant or Tenant’s agents, employees, representatives, or independent contractors, (B) any lawsuit, settlement, governmental order, or decree relating to the presence, handling, removal, or disposal of Asbestos-Containing Materials upon or from the Premises, to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or Alterations to the Premises by Tenant or Tenant’s agents, employees, representatives or independent contractors, or (C) Tenant’s failure to perform its obligations to remove such Asbestos-Containing Materials under this Paragraph.

38. Security Measures. Tenant acknowledges (i) that the Basic Monthly Rent does not include the cost of any security measures for any portion of the Project (ii) that Landlord shall have no obligation to provide any such security measures, (iii) that Landlord has made no representation to Tenant regarding the safety or security of the Project, and (iv) that Tenant will be solely responsible for providing any security it deems necessary to protect itself, its property, and Tenant’s Invitees in, on, or about the Project. If Landlord provides any security measures at any time, then the cost thereof shall be included as part of the Operating Expenses, but Landlord will not be obligated to continue providing such security measures for any period of time, Landlord may discontinue such security measures without notice and without liability to Tenant, and Landlord will not be obligated to provide such security measures with any particular standard of care. Tenant assumes all responsibility for the security and safety of Tenant, Tenant’s property, and Tenant’s Invitees. Tenant releases Landlord from all claims for damage, loss, or injury to Tenant, Tenant’s Invitees, and/or to the personal property of Tenant and/or of Tenant’s Invitees, even if such damage, loss, or injury is caused by or results from the criminal, reckless, or negligent acts of third parties. Landlord shall have no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Project, regardless of Landlord’s knowledge of such crimes or conduct, and Tenant hereby undertakes to remain informed regarding such issues.

39. Subordination and Attornment. This Lease and Tenant’s rights under this Lease are subject and subordinate to any mortgage, deed of trust, ground lease, or underlying lease (and to all renewals, modifications, consolidations, replacements, or extensions thereof), now or hereafter affecting the Premises. The provisions of this Paragraph shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant shall promptly execute and deliver any instruments that Landlord, any Lender, or the lessor under any ground or underlying lease, may request to evidence such subordination. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s special attorney-in-fact to execute and deliver such instruments. Notwithstanding the preceding provisions of this Paragraph, if any ground lessor or Lender elects to have this Lease prior to the lien of its ground lease, deed of trust, or mortgage, and gives written notice thereof to Tenant that this Lease shall be deemed prior to such ground lease, deed of trust, or mortgage, whether this Lease is dated prior or subsequent to the date of such ground lease, deed of trust, or mortgage, then this Lease shall be deemed to be prior to the lien of such ground lease or mortgage and such ground lease, deed of trust, or mortgage shall be deemed to be subordinate to this Lease. If any Lender, or the lessor of any ground or underlying lease affecting the Premises, shall hereafter succeed to the rights of Landlord under this Lease, whether by foreclosure, deed in lieu of foreclosure or otherwise, then (i) such successor landlord shall not be subject to any offsets or defenses which Tenant might have against Landlord, (ii) such successor landlord shall not be bound by any prepayment by Tenant of more than one month’s installment of Basic Monthly Rent or any other Rent, (iii) such successor landlord shall not be subject to any liability or obligation of Landlord except those arising after such succession, (iv) Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, (v) Tenant shall promptly execute and deliver any instruments that may be necessary to evidence such attornment, (vi) Tenant hereby irrevocably appoints Landlord (and such successor landlord) as Tenant’s special attorney-in-fact to execute and deliver such instruments on behalf of Tenant, and (vii) upon such attornment, this Lease shall continue in effect as a direct lease between such successor landlord and Tenant upon and subject to all of the provisions of this Lease. If any Lender requests reasonable amendment(s) to this Lease at any time during the Term, then Tenant shall not unreasonably withhold or delay its written consent to such amendment(s). Promptly following the execution of this Lease, Landlord and Tenant shall work together to negotiate a mutually satisfactory subordination, non-disturbance, and attornment agreement among Landlord, Tenant, and any lenders or ground lessors having interests or security interests on the Project.

40. Estoppel Certificate. Within ten days after written request from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating (i) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications, (ii) the then-current Basic Monthly Rent, (iii) the dates to which Basic Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent, or other payment constituting Rent which has been paid, (v) whether or not Tenant or Landlord is in default under this Lease and whether there currently exist any defenses or rights of offset under the Lease in favor of Tenant, (vi) that all Landlord’s Work required by this Lease is complete (or stating any exceptions) and (vii) such other matters as Landlord shall reasonably request. Tenant’s failure to deliver such certificate within such ten day period shall be conclusive upon Tenant for the benefit of Landlord, and any successor in interest to Landlord, any lender or proposed lender, and any purchaser or proposed purchaser of the Project that, except as may be represented by Landlord, this Lease is unmodified and in full force and effect, no Rent has been paid more than 30 days in advance, neither Tenant nor Landlord is in default under this Lease, no defenses or rights of offset under the Lease exist in favor of Tenant, and that all Landlord’s Work required by this Lease is complete.

41. Waiver. No delay or omission in the exercise of any right or remedy of Landlord in the event of any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any default other than the particular Rent payment accepted. Landlord’s receipt and acceptance from Tenant, on any date (the “Receipt Date”), of an amount less than Rent due on such Receipt Date, or to become due at a later date but applicable to a period prior to such Receipt Date, shall not release Tenant of its obligation (i) to pay the full amount of such Rent due on such Receipt Date or (ii) to pay when due the full amount of such Rent to become due at a later date but applicable to a period prior to such Receipt Date. No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date. Only a written notice from Landlord to Tenant stating Landlord’s election to terminate Tenant’s right to possession of the Premises shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any other or subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease. Tenant hereby waives any rights granted to Tenant under California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and/or any successor statute(s). Tenant represents and warrants that if Tenant breaches this Lease and, as a result, this Lease is terminated, Tenant will not suffer any undue hardship as a result of such termination and, during the Term, will make such alternative or other contingency plans to provide for its vacation of the Premises and relocation in the event of such termination. Tenant acknowledges that Tenant’s waivers set forth in this Paragraph are a material part of the consideration for Landlord’s entering into this Lease and that Landlord would not have entered into this Lease in the absence of such waivers.

42. Brokers. Tenant represents that, except as disclosed in writing to Landlord prior to the execution of this Lease, no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Lease other than Tenant’s broker listed in the Principal Lease Provisions as Tenant’s broker, if any, and Tenant has not dealt with any real estate broker, agent, finder, or other person, relative to this Lease in any manner. Tenant hereby indemnifies Landlord against all liabilities, damages, losses, costs, expenses, attorneys’ fees and claims arising from any claims that may be made against Landlord by any real estate broker, agent, finder, or other person (other than as set forth above), alleging to have acted on behalf of or to have dealt with Tenant.

43. Easements. Landlord may, at its election, from time to time, grant such easements, rights and dedications, and cause the recordation of parcel maps, easement and operating agreements, and restrictions affecting the Premises and the Project. Tenant shall promptly sign any documents or instruments to accomplish the foregoing upon request by Landlord. Tenant irrevocably appoints Landlord as Tenant’s special attorney-in-fact to execute and deliver such documents or instruments on behalf of Tenant if Tenant refuses or fails to do so. Notwithstanding the foregoing, Landlord shall not take any action that materially adversely affects (a) Tenant’s use or occupancy of the Premises, the Building or the Project, (b) Tenant’s rights under this Lease, or (c) the conduct of Tenant’s business.

44. Limitations on Landlord’s Liability. If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy against the right, title, and interest of Landlord in the Project, and out of rent or other income from the Project receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title, and interest in the Project. Neither Landlord nor

Landlord’s shareholders, members, officers, directors, agents, property managers, employees, contractors, or the partners comprising Landlord (if any) shall be personally liable for any deficiency.

45. Sale or Transfer of Premises. If Landlord sells or transfers the Project, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord may transfer the security deposit and/or prepaid rent to Landlord’s successor-in-interest and on such transfer Landlord shall be discharged from any further liability arising from the security deposit or prepaid rent.

46. Quitclaim Deed. Tenant shall execute and deliver to Landlord on the Expiration Date, promptly on Landlord’s request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

47. No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases.

48. Confidentiality. Except as essential to the consummation of the transaction contemplated by this Lease (together with all amendments and addenda hereto):

48.1. Tenant shall keep and maintain the terms of this Lease and the transactions contemplated by this Lease in strict confidence. Nothing provided herein, however, shall prevent Tenant from disclosing to its legal counsel and/or certified public accountants, prospective purchasers, or lenders the existence and terms of this Lease or any transaction under this Lease, or any aspect of this lease, or from complying with any governmental or court order or similar legal requirement which requires such party to disclose this Lease, the terms of this Lease, the transaction contemplated by this Lease and/or any aspect of this Lease; provided that such party uses reasonable and diligent good faith efforts to disclose no more than is absolutely required to be disclosed by such legal requirement;

48.2. Tenant may not make or allow any notices, statements, disclosures, communication, or news releases concerning this Lease, the terms of this Lease or the transactions contemplated by this Lease or any aspect of this Lease; and

48.3. If Tenant violates this confidentiality provision, in addition to all other remedies to which Landlord may be entitled under law or in equity, Landlord shall be entitled to receive immediately the entire value of any rent relief, rent abatement, free rent, reimbursement, or other concession which Landlord has previously granted to Tenant.

49. Miscellaneous.

49.1. Tenant covenants and agrees not to protest or in any way oppose any application for a license to serve or sell liquor filed by tenants or other users of space within the Project.

49.2. Upon Landlord’s written request, Tenant shall promptly furnish to Landlord, from time to time, financial statements certified by Tenant to be true and correct, reflecting Tenant’s then current financial condition. Such financial statements shall include a current balance sheet and a profit and loss statement covering the most recent 12-month period available. In addition, upon Landlord’s written request, Tenant shall allow Landlord, or a certified public accountant of Landlord’s choosing, to determine Tenant’s current financial condition by reviewing Tenant’s current financial books, records, and accounts.

49.3. Notwithstanding any other provision in this Lease to the contrary, Tenant shall refrain from selling or otherwise distributing any alcoholic beverages and such sales are expressly forbidden under this Lease notwithstanding that Tenant may hold the appropriate license as issued and/or approved by the California Alcoholic Beverage Control Agency.

49.4. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If the Premises are located outside of California, then the references in this Lease to California statutes shall be deemed to include any relevant statute of the jurisdiction in which the Premises are located that is comparable to such California statutes.

49.5. For purposes of venue and jurisdiction, this Lease shall be deemed made and to be performed in the City of San Diego, California (whether or not the Premises are located in San Diego, California) and Landlord and Tenant hereby consent to the jurisdiction of the Courts of the County of San Diego.

49.6. This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

49.7. Whenever the context so requires, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “person” shall be construed to include a natural person, a corporation, a limited liability company, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

49.8. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Lease.

49.9. In the event any litigation, arbitration, mediation, or other proceeding (“Proceeding”) is initiated by any party against any other party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Lease the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and actual attorney’s fees and expert witness fees relating to or arising out of such Proceeding (whether or not such Proceeding proceeds to judgment), and any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees and expert witness fees.

49.10. This Lease shall become effective and binding upon the parties when it has been executed by each of Landlord and Tenant; notwithstanding the fact that the Term of this Lease (i.e. Tenant’s rights of occupancy hereunder) will not commence until the Lease Commencement Date.

49.11. Subject to any restriction on transferability contained in this Lease, this Lease shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Lease. Nothing in this Paragraph shall create any rights enforceable by any person not a party to this Lease, except for the rights of the successors-in-interest and assigns of each party to this Lease, unless such rights are expressly granted in this Lease to other specifically identified persons.

49.12. The headings of the Paragraphs of this Lease have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Lease, or be used in any manner in the interpretation of this Lease.

49.13. Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

49.14. Each party to this Lease and its legal counsel have had an opportunity to review and revise this Lease. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any Addendum or Exhibit to this Lease, and such rule of construction is hereby waived by Tenant.

49.15. All notices required or permitted to be given by Tenant to Landlord shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight express courier service that provides written confirmation of delivery to Landlord at the address set forth for Landlord in the Principal Lease Provisions. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this Paragraph. Landlord or Tenant must give a notice of a change of its address to the other, if such address changes. All notices required or permitted to be given to Tenant by Landlord shall, except as otherwise provided in this Lease, be in writing, and such notice shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by a nationally recognized overnight express courier service that provides written confirmation of delivery, to Tenant at the address for Tenant set forth in the Principal Lease Provisions. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this Paragraph. Notwithstanding the foregoing, routine correspondence between Landlord and Tenant shall be deliverable by regular U.S. mail, by fax, or by other such means of delivery as may become customary.

49.16. If more than one person is Tenant, then the obligations of Tenant under this Lease shall be the joint and several obligations of each of such persons; provided, however, that any act or signature of one or more of any of such persons and any notice or refund given to or served on any one of such persons shall be fully binding on each of such persons.

49.17. All provisions, whether covenants or conditions, to be performed or observed by Tenant shall be deemed to be both covenants and conditions.

49.18. All payments to be made by Tenant to Landlord under this Lease shall be in United States currency.

49.19. The Exhibits and Addendum attached to this Lease are incorporated herein by this reference.

49.20. Any claim, demand, rights, or defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within twelve (12) months after the date of the inaction, omission, event, or action that gave rise to such claim, demand, right, or defense. Tenant acknowledges and understands, after having consulted with its legal counsel, that the purpose of this Paragraph is to shorten the period within which Tenant would otherwise have to raise such claims, demands, rights, or defenses under applicable laws.

49.21. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

Landlord’s Initials	Tenant’s Initials

49.22. This Lease, the Exhibits and Addenda, if any, attached hereto (which are incorporated herein by this reference), constitute all of the covenants, promises, assurances, representations, warranties, statements, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Project, and there are no other covenants, promises, assurances, representations, warranties, statements, conditions, or understandings, either oral or written, between them. Except as herein otherwise provided, no subsequent alteration, change, modification, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each of them. Notwithstanding the foregoing, the Landlord may, from time to time, establish and amend such rules, regulations, and signage criteria, in a written form, for the benefit of the Project and Building, as it deems appropriate. Violations of such rules, regulations, and signage criteria by Tenant or Tenant’s Invitees shall constitute a material default of this Lease. If any Lender requests reasonable amendment(s) to this Lease at any time during the Term, so long as such changes do not materially impact Tenant’s use of the Premises, result in a reduction in the size of the Premises, or result in any increase in Rent or Additional Rent, then Tenant shall not unreasonably withhold or delay its written consent to such amendment(s).

49.23. This Lease, upon full execution, supersedes and revokes any and all previous leases governing the Premises, lease negotiations, arrangements, letters of intents, offers to lease, lease proposals or drafts, brochures, representations, and information conveyed, whether oral or written, between parties hereto or their respective representations or any other person purported to represent Landlord or Tenant. The Tenant acknowledges it has not been induced to enter into this Lease by any representations not set forth in the Leases, nor has it relied on any such representations. No such representations should be used in the interpretation or construction of this Lease and the Landlord shall have no liability for any consequences arising as a result of any such representations.

LANDLORD:
PACIFIC SORRENTO MESA HOLDINGS, L.P., a California limited partnership, and PACIFIC STONECREST HOLDINGS, L.P., a California limited partnership, as tenants in common

By:	AMERICAN ASSETS, INC., as Agent

	By:	/s/ JOHN W. CHAMBERLAIN
John W. Chamberlain
Chief Executive Officer
Date:	February 22, 2000

TENANT:
NET RESOURCES, INC. a Canadian based corporation, d/b/a BakBone Software, Inc.

By:	/s/ Illegible
Its:	President and CEO
Date:	February 21, 2000
By:
Its:
Date:

ADDENDUM NO. 1 TO

STANDARD FORM MODIFIED GROSS OFFICE LEASE

(NET RESOURCES)

This Addendum No. 1 is attached to and incorporated within that certain Standard Full Service Gross Office Lease between AMERICAN ASSETS, INC., As Agent For PACIFIC SORRENTO MESA HOLDINGS, L.P., a California limited partnership, and PACIFIC STONECREST HOLDINGS, L.P., a California limited partnership, as tenants in common (“Landlord”), and NET RESOURCES, Inc., a Canadian based corporation, d/b/a BakBone Software, Inc. (“Tenant”), who agree as follows:

1. Adjustments to Basic Monthly Rent. Basic Monthly Rent shall be increased on the first day of the second Lease Year and the first day of each succeeding Lease Year by three and one-half percent (3.5%) over the previous Lease Year. The term “Lease Year” shall mean (i) as to the first Lease Year, that 12 month period commencing on the Rent Commencement Date (provided; however, if the Commencement Date falls on a day other than the first day of a calendar month, then the first Lease Year will be extended through the final day of the calendar month in which the first anniversary of the Rent Commencement Date occurs), (ii) as to every subsequent Lease Year other than the final Lease Year of the Term, the 12 month period following the prior Lease Year, and (iii) as to the final Lease Year of the Term, the period commencing on that day immediately following the final day of the penultimate Lease Year of the Term and ending on the Expiration Date.

2. Delivery of Possession. Landlord shall use its best efforts to provide Tenant with access to the Premises at least 15 days prior to Substantial Completion of Landlord’s Work to permit Tenant to commence installation of its furniture, fixtures, and equipment. Tenant shall be entitled to use the elevators and consume reasonable amounts of utilities during such 15-day move-in period at no charge, subject to such reasonable terms and conditions as Landlord may impose. All terms and conditions of this Lease, including but not limited to Paragraph 14 “Early Access Insurance,” shall be in full force and effect during such early access period.

3. Parking. Tenant acknowledges that the Project currently includes parking equivalent to three and one-third (3.3) spaces per one thousand (1,000) Useable Square Feet. Landlord currently intends to eventually add additional parking facilities to the Project to make available to Tenant a ratio of four (4) spaces per one thousand (1,000) Useable Square Feet. Attached as Exhibit “D” to this lease is a Parking Diagram illustrating the current location and amount of visitor parking. Tenant acknowledges that the process of developing parking facilities may require the relocation of Tenant’s parking from time to time to temporary parking areas. Tenant shall be entitled to use its allocated parking free of charge during the Initial Lease Term and, subject to temporary closure pursuant to the terms of this Lease, such parking shall be available 24 hours per day, 7 days per week.

4. Option to Extend. Tenant shall have the option to extend the Lease Term (the “Option to Extend”) for one additional term of five (5) years (the “Extension Term”), provided that Tenant has not assigned or subleased more than twenty-five percent (25%) of the Premises at the time of exercise of the Option to Extend, and Tenant gives Landlord written notice of its election to exercise the Option to Extend no less than nine (9) months prior to the expiration of the Lease Term. Time is of the essence with respect to such obligation to give notice to Landlord.

4.1. Restrictions in Transferability of Option. The Option to Extend is personal to the Tenant originally named in this Lease or any corporation of which Tenant owns at least fifty-one percent (51%) (“Affiliate”) and may not be exercised by any transferee (as defined below) other than an Affiliate.

4.2. Conditions Terminating Tenant’s Rights to Exercise Option. Tenant shall not have the right to exercise the Option to Extend, notwithstanding anything set forth above to the contrary: (a) during any period of time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease and continuing until the default alleged in said notice is cured; (b) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid; or (c) in the event that Landlord has given to Tenant two or more notices of default or a late charge has become payable under this Lease during the 12-month period prior to the time that Tenant intends to exercise the Option to Extend. The period of time within which the Option to Extend may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Option to Extend because of the foregoing provisions of this Paragraph, even if the effect thereof is to eliminate Tenant’s right to exercise the Option to Extend.

4.3. Conditions Terminating Tenant’s Option Rights. All rights with respect to the Option to Extend shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Option to Extend, if, after such exercise, but prior to the commencement of the Extension Term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of ten (10) days after such obligation become due (without any necessity of Landlord to give notice thereof to Tenant); (b) Tenant fails to cure a non-monetary default within thirty (30) days after the date the Landlord gives notice to Tenant of such default; or (c) Landlord gives to Tenant two or more notices of default or a late charge becomes payable for any such default, whether or not such defaults are cured.

4.4. Terms and Conditions of Extension of Term. If Tenant exercises the Option to Extend for the Extension Term, then the Base Rent for the first year of the Extension Term shall adjust to an amount equal to the prevailing base rental rate for new leases (including new leases with existing tenants, but excluding leases pursuant to options) of comparable office space in the Project, including annual rent increases pursuant to the terms of such new leases. If there have been fewer than two new leases (including new leases with existing tenants, but excluding leases pursuant to options) for comparable office space accepted by Landlord at the Project during the period commencing 6 months prior to Tenant’s notice of exercise of its option, then the “fair rental value” of the Premises shall be determined in the following manner.

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(a) Not later than 120 days prior to the commencement of the Extension Term, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Premises for the Extension Term. If Landlord and Tenant have not agreed upon the fair rental value of the Premises at least 90 days prior to the commencement of the Extension Term, then the fair rental value shall be determined by appraisal as described below.

(b) If Landlord and Tenant are not able to agree upon the fair rental value of the Premises within the time period described above, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than 75 days prior to the commencement of the Extension Term. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint an appraiser not later than 65 days prior to the commencement of the Extension Term. If Landlord and Tenant agrees upon a single appraiser, or if either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the fair rental value of the Premises pursuant to this Addendum Paragraph 4.4. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the fair rental value of the Premises pursuant to this Addendum Paragraph 4.4. Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of the single appraiser if applicable. Each such appraiser must have at least five years experience in the appraisal of commercial/industrial real property in the area in which the Project is located and shall be members of a professional organization such as MAI or equivalent.

(c) For the purposes of such appraisal, the term “fair rental value” shall mean the price that a ready and willing tenant would pay, as of the commencement of the Extension Term, as monthly rent to a ready and willing Landlord of property comparable to the Premises in the Sorrento Mesa area if such property were marketed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. Unless Tenant and Landlord are able to agree on a determination of fair rental value, the fair rental value of the Premises shall be determined by each of Landlord and Tenant submitting to the arbitrator(s) its own determination of fair rental value for the Premises. The arbitrator(s) shall choose whether Tenant’s or Landlord’s determination of fair rental value most closely approximates such arbitrator(s) own determination of fair rental value. If there are two arbitrators and they each choose a different determination of fair rental value and cannot agree as to which of the two determinations is fair rental value, then the arbitrators shall appoint a third arbitrator who shall determine fair rental value by choosing whether Tenant’s or Landlord’s determination of fair rental value most closely approximates such arbitrator’s own determination of fair rental value. In no event, however, shall the Basic Monthly Rent be reduced by reason of such computation or the operation of this Addendum.

(d) Landlord and Tenant shall submit their respective determinations of fair rental value to the appraiser(s) no later than 45 days prior to the commencement of the Extension Term. Landlord and Tenant shall instruct the appraiser(s) to complete their determinations of fair rental value no later than 30 days prior to the commencement of the Extension Term. If, notwithstanding such instruction, the fair rental value is not determined before the first day of the Extension Term, then Tenant shall continue to pay to Landlord the Basic Monthly Rent applicable to the Premises immediately prior to such extension term, until the fair rental value of the Premises is determined. When the fair rental value of the Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten days after receipt of such notice, the difference between the Basic Monthly Rent actually paid by Tenant to Landlord and the new Basic Monthly Rent determined hereunder.

(e) The determination of fair rental value shall include annual rental increases during the Extension Term equal to the greater of three and one-half percent per Lease Year and the percentage increase each year in the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor for — Los Angeles-Anaheim-Riverside, CA — All Items (1982-84 = 100).

5. Assignment and Transfers. Notwithstanding anything to the contrary in Paragraph 30 of this Lease and subject to the conditions set forth below, Landlord’s consent shall not be required for any Transfer to (a) a transferee resulting from a merger or consolidation with the original Tenant under this Lease, (b) any entity that succeeds to all of the assets of the original Tenant under this Lease, or (c) a partnership, corporation, or limited liability company controlled by the original Tenant under this Lease and as to which the original Tenant under this Lease holds at least 51 percent of the outstanding equity interests. The foregoing provision is subject to the following restrictions and conditions: (i) this Addendum Paragraph 5 is personal to the Tenant originally named in this Lease and shall be inapplicable to any transferee, (ii) such transferee must have a net worth immediately following such Transfer at least equal to the net worth of the original Tenant under this Lease as of the execution of this Lease and as of the date of such Transfer, (iii) the original Tenant under this Lease shall remain fully liable under this Lease, (iv) the Premises shall continue to be used in a manner consistent with the Permitted Use, (v) such Transfer shall not cause Landlord to violate any other Lease or agreement regarding the Building or Project, (vi) such Transfer shall otherwise comply with all provisions of this Lease, including Paragraph 30, and (vii) Tenant shall provide Landlord with prior written notice of such Transfer, and adequate information regarding the proposed Transfer (including detailed financial information regarding the transferee) at least fifteen (15) days before the effective date of such Transfer.

6. Expense Exclusions. For the purpose of this Lease, Operating Expenses shall exclude the following:

(A) costs incurred in connection with leasing of the Project and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants initially occupying space in the Project after the Commencement Date;

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(B) depreciation, interest, amortization, or principal payments on mortgages and other debt costs of any nature, secured or unsecured, and interest related to such debts, unless such debt was incurred in connection with the financing of items comprising Operating Expenses;

(C) costs for which the Landlord is reimbursed by any policy of insurance carried or required under this Lease to be carried by Landlord;

(D) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(E) Landlord’s general corporate overhead and general and administrative expenses;

(F) salaries of officers, executives or other employees of Landlord, any affiliate of Landlord, or partners or affiliates of such partners or affiliates, other than any personnel engaged in the management, operation, maintenance, and repair of the Project or a pro rata share of such expenses for employees of Landlord who do not work exclusively at the Project; provided such individuals do not hold a position which is generally considered to be higher in rank than the position of the manager of the Project and provide further that such salaries shall be excluded from Operating Expenses to the extent such individuals are engaged in leasing or marketing of the Project;

(G) amount paid as ground rental for the Project by the Landlord, if any;

(H) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent that the cost of such services exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(I) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(J) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services, including but not limited to penalties, fines, judgments or awards;

(K) costs arising from Landlord’s charitable or political contributions;

(L) any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(M) electric power costs of which Tenant directly contracts with the local public service company or for which Landlord is directly reimbursed by Tenant or any other tenant (other than as part of Operating Expenses);

(N) any entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates;

(O) penalties and costs incurred as a result of Landlord’s violation of laws or regulations or the late payment of taxes or other fees;

(P) the cost of capital repairs, alterations, and improvements, except as otherwise provided;

(Q) costs of environmental impact reports;

(R) expenditures of a type or character not included in Operating Expenses during the Base Year;

(S) the cost of earthquake or flood insurance, unless included within Operating Expenses during the Base Year;

(T) the cost of maintenance of other buildings in the Project which are not Common Area; or

(U) the cost of services not made available to substantially all of the tenants of the Building.

7. Further Development of Project. Tenant acknowledges that Landlord may, from time to time, at its sole election, construct (including, without limitation, additional buildings), reconstruct, improve (including tenant improvements), modify, expand, or otherwise alter the Project (collectively, “Construction Work”), or portions thereof (in no event however will Landlord have any obligation to do so). Tenant acknowledges that any such Construction Work will necessarily involve, among other things, the generation of noise, dust, and vibrations, barricading portions of the Project and the placement of scaffolding within the Project, demolition, structural alterations, storage of materials and equipment within the Project, and the presence of workmen within the Project, all of which may require the rearrangement of the Common Areas, including, without limitation, landscaping, parking areas, roadways, lighting facilities, and the re-direction of vehicular and pedestrian traffic. Except as provided below, Tenant waives any and all claims, defenses, rights of offset, or deductions based upon any inconvenience suffered by Tenant or any interruption of or interference with Tenant’s business including, without limitation, any loss of business, decreased sales, or inconvenience to Tenant or Tenant’s Invitees as a result of or relating to such Construction Work. Landlord hereby reserves for itself and its agents, employees, licensees and contractors, the right to enter the Premises to the extent reasonably necessary to pursue such Construction Work upon 24 hours’ prior notice to Tenant. The exercise of any of Landlord’s rights pursuant to this Paragraph will not entitle Tenant to any abatement of Rent or other claim, right of offset, or defense against Landlord, except that (i) Tenant shall have the right to bring an action against Landlord (as Tenant’s sole remedy) in the event Tenant suffers any damages as a result of Landlord’s gross negligence or intentional misconduct in pursuing such Construction Work, and (ii) if such Construction Work results in Tenant being unable to access the Premises, or portions thereof, for the Permitted Use for a period of greater than ten business days, Tenant shall be entitled to equitable abatement of the Rent for such period of time during which it is unable to access the Premises. Tenant further acknowledges that expansion of the Project may affect the amount of the Lease Expenses and the portion thereof payable by Tenant.

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8. Changes in Use of Common Area. Tenant acknowledges that Landlord currently intends to utilize the small building adjacent to the Building as a daycare center, cafeteria and/or exercise facility. Landlord reserves the right to change the use of such building in Landlord’s sole discretion.

9. Temporary Space. Landlord agrees to provide temporary space for Tenant’s occupancy at a location to be determined in Landlord’s sole discretion (the “Temporary Space”). The terms, provisions, and conditions set forth in this Lease shall govern such Temporary Space, except that (i) paragraphs 4 and 5 of this Addendum No. 1 to the Lease and Exhibit “C” to the Lease are inapplicable to the Temporary Space; (ii) except as provided below, Tenant shall pay no Basic Monthly Rent or Additional Rent for such Temporary Space; (iii) the lease term applicable to the Temporary Space shall commence as of the date this Lease is fully executed and will terminate on the Lease Commencement Date; (iv) Landlord will deliver the Temporary Space to Tenant in its “AS-IS” condition; (v) a default by Tenant under the terms of this Lease which continues beyond 5 days after written notice to Tenant (which notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes or paragraph 25 of this Lease) will entitle Landlord to exercise its rights pursuant to paragraph 26 of this Lease with regard to the Temporary Space as if it was the Premises; and (vi) Tenant shall, within 5 days after demand, pay to Landlord the total cost of utilities serving the Temporary Space, which utilities shall include, but not be limited to, heating, ventilation, and air conditioning, and electricity. In the event of a termination of this Lease, for any reason, Landlord will provide Tenant with 5 days notice to vacate the Temporary Space, during which 5-day period Tenant will surrender the Temporary Space in accordance with Paragraph 24 of this Lease and, in the event Tenant fails to surrender the Temporary Space in such a manner, Tenant agrees to thereafter pay Base Monthly Rent in the amount of $2.00 per Usable Square Foot for the Temporary Space and the Additional Rent provisions of this Lease will apply to Tenant

LANDLORD:
PACIFIC SORRENTO MESA HOLDINGS, L.P., a California limited partnership, and PACIFIC STONECREST HOLDINGS, L.P., a California limited partnership, as tenants in common

By:	American Assets, Inc., as Agent

	By:	/s/ JOHN W. CHAMBERLAIN
John W. Chamberlain
Chief Executive Officer
Date:

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TENANT:
NET RESOURCES, INC., a Canadian based corporation, d/b/a BakBone Software, Inc.

By:	/s/ JACK P. COCRAN
Its:	Jack P. Cocran, President/CEO
Date:	February 21, 2000
By:
,
Date:

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